Delaware

The First State

I, CHARUNI PATIBANDA-SANCHEZ, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF "MILESTONE SCIENTIFIC INC." AS RECEIVED AND FILED IN THIS OFFICE.

THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:

CERTIFICATE OF INCORPORATION, FILED THE SEVENTEENTH DAY OF AUGUST, A.D. 1989, AT 9 O`CLOCK A.M.

CERTIFICATE OF AMENDMENT, FILED THE THIRTEENTH DAY OF JULY, A.D. 1995, AT 3:30 O`CLOCK P.M.

CERTIFICATE OF AMENDMENT, CHANGING ITS NAME FROM "U.S. OPPORTUNITY SEARCH, INC." TO "MILESTONE SCIENTIFIC INC.", FILED THE SIXTH DAY OF DECEMBER, A.D. 1996, AT 9 O`CLOCK A.M.

CERTIFICATE OF AMENDMENT, FILED THE SEVENTEENTH DAY OF DECEMBER, A.D. 1997, AT 9 O`CLOCK A.M.

CERTIFICATE OF AMENDMENT, FILED THE TWENTY-THIRD DAY OF JULY, A.D. 2003, AT 6:50 O`CLOCK P.M.

CERTIFICATE OF AMENDMENT, FILED THE EIGHTH DAY OF JANUARY, A.D. 2004, AT 11:52 O`CLOCK A.M.

C. P. Sanchez

Charuni Patibanda-Sanchez, Secretary of State

2205300 8100H
SR# 20264043722

Authentication: 204804450
Date: 08-12-26

You may verify this certificate online at corp.delaware.gov/authver.shtml

CERTIFICATE OF DESIGNATION, FILED THE FIFTEENTH DAY OF JANUARY, A.D. 2004, AT 4:40 O`CLOCK P.M.

CERTIFICATE OF OWNERSHIP, FILED THE TENTH DAY OF DECEMBER, A.D. 2004, AT 5:10 O`CLOCK P.M.

CERTIFICATE OF OWNERSHIP, FILED THE TENTH DAY OF DECEMBER, A.D. 2004, AT 5:11 O`CLOCK P.M.

CERTIFICATE OF OWNERSHIP, FILED THE TENTH DAY OF DECEMBER, A.D. 2004, AT 5:12 O`CLOCK P.M.

CERTIFICATE OF DESIGNATION, FILED THE SIXTH DAY OF SEPTEMBER, A.D. 2013, AT 11:55 O`CLOCK A.M.

RESTATED CERTIFICATE, FILED THE SIXTH DAY OF SEPTEMBER, A.D. 2013, AT 11:56 O`CLOCK A.M.

CERTIFICATE OF DESIGNATION, FILED THE SIXTH DAY OF MAY, A.D. 2014, AT 5:21 O`CLOCK P.M.

CERTIFICATE OF CORRECTION, FILED THE TWELFTH DAY OF MAY, A.D. 2014, AT 4:46 O`CLOCK P.M.

CERTIFICATE OF AMENDMENT, FILED THE NINETEENTH DAY OF DECEMBER, A.D. 2019, AT 12:32 O`CLOCK P.M.

C. P. Sanchez

Charuni Patibanda-Sanchez, Secretary of State

2205300 8100H
SR# 20264043722

Authentication: 204804450
Date: 08-12-26

Delaware

The First State

CERTIFICATE OF AMENDMENT, FILED THE NINTH DAY OF DECEMBER, A.D. 2020, AT 11:27 O`CLOCK A.M.

CERTIFICATE OF AMENDMENT, FILED THE ELEVENTH DAY OF JUNE, A.D. 2021, AT 11:40 O`CLOCK A.M.

CERTIFICATE OF REVIVAL, FILED THE TWENTIETH DAY OF JANUARY, A.D. 2023, AT 1:51 O`CLOCK P.M.

CERTIFICATE OF AMENDMENT, FILED THE TENTH DAY OF MARCH, A.D. 2026, AT 12:44 O`CLOCK P.M.

CERTIFICATE OF AMENDMENT, FILED THE FOURTH DAY OF AUGUST, A.D. 2026, AT 12:13 O`CLOCK P.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID CORPORATION, "MILESTONE SCIENTIFIC INC.".

C. P. Sanchez

Charuni Patibanda-Sanchez, Secretary of State

2205300 8100H
SR# 20264043722

Authentication: 204804450
Date: 08-12-26

22053-00

759229010

FILED

AUG 17 1989

[signature]

SECRETARY OF STATE

CERTIFICATE OF INCORPORATION

OF

U.S. OPPORTUNITY SEARCH, INC.

The undersigned, a natural person, for the purpose of organizing a corporation for conducting the business and promoting the purposes hereinafter stated, under the provisions and subject to the requirements of the laws of the General Corporation Law of the State of Delaware, hereby certifies that:

FIRST: The name of the corporation (hereinafter called the "corporation") is U.S. Opportunity Search, Inc.

SECOND: The address of the registered office of the corporation in the State of Delaware is 229 South State Street, City of Dover, County of Kent; and the name of the registered agent of the corporation in the State of Delaware at such address is The Prentice-Hall Corporation System, Inc.

THIRD: The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware, and by such statement all lawful acts and activities shall be within the purposes of the corporation, except for express limitations, if any.

FOURTH: The total number of shares of stock which the corporation shall have authority to issue is 5,000,000 shares. The par value of each of such shares is $.001. All such shares are of one class and are shares of Common Stock.

FIFTH: The name and the mailing address of the incorporator are as follows:

NAME	MAILING ADDRESS
Thomas A. Scott	Berlack, Israels & Liberman 1155 Avenue of the Americas New York, New York 10036

SIXTH: The corporation is to have perpetual existence.

SEVENTH: Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this

corporation under section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

EIGHTH: For the management of the business and for the conduct of the affairs of the corporation, and in further definition, limitation, and regulation of the powers of the corporation and of its directors and of its stockholders or any class thereof, as the case may be, it is further provided:

1. The management of the business and the conduct of the affairs of the corporation shall be vested in its Board of Directors. The number of directors which shall constitute the whole Board of Directors shall be fixed by, or in the manner provided in, the Bylaws.

2. After the original or other Bylaws of the corporation have been adopted, amended, or repealed, as the case may be, in accordance with the provisions of section 109 of the General Corporation Law of the State of Delaware, and , after the corporation has received any payment for any of its stock, the power to adopt, amend, or repeal the Bylaws of the corporation may be exercised by the Board of Directors of the corporation.

3. Whenever the corporation shall be authorized to issue only one class of stock, each outstanding share shall entitle the holder thereof to notice of, and the right to vote at, any meeting of stockholders.

NINTH: The personal liability of the directors of the corporation is hereby eliminated to the fullest extent permitted by paragraph (7) of subsection (b) of section 102 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented.

TENTH: The corporation shall, to the fullest extent permitted

by section 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any Bylaw, agreement, note of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

__ELEVENTH:__ From time to time any of the provisions of this certificate of incorporation may be amended, altered, or repealed, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted in the manner and at the time prescribed by said laws, and all rights at any time conferred upon the stockholders of the corporation by this certificate of incorporation are granted subject to the provisions of this Article ELEVENTH.

IN WITNESS WHEREOF, I have hereunto set my hand this 15th day of August, 1989.

Thomas A. Scott

Thomas A. Scott
Incorporator

USOpportunity#5
CertAmd.Inc.
7/12/95

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 03:30 PM 07/13/1995
950156855 - 2205300

CERTIFICATE OF AMENDMENT OF CERTIFICATE OF INCORPORATION

OF

U.S. OPPORTUNITY SEARCH, INC.

It is hereby certified that:

1. The name of the corporation (hereinafter called the "corporation") is U.S. Opportunity Search, Inc.

2. The certificate of incorporation of the corporation is hereby amended:

(a) by striking out Article Fourth thereof and by substituting in lieu of said Article the following new Article Fourth:

> "FOURTH: The total number of shares of stock which the corporation shall have authority to issue is 10,000,000 shares. The par value of each of such shares is $.001. All such shares are of one class and are shares of Common Stock.
>
> In connection with such change each share of Common Stock with a par value of $.001 per share issued and outstanding as of November 30, 1994 shall be changed to 10 shares of Common Stock with a par value of $.001 per share."

(b) by striking out Articles Ninth and Tenth thereof and by substituting in lieu of said Articles the following new Articles Ninth and Tenth:

> "NINTH: A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.
>
> TENTH: (a) **Right to Indemnification.** Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer, of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss

(including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, except as provided in paragraph (b) hereof, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this Section shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the General Corporation Law requires, the payment of such expenses incurred by a director or officer (in his or her capacity as a director or officer and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Section or otherwise. The Corporation may, by action of its Board of Directors, provide indemnification to employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of directors and officers.

(b) **Right of Claimant to Bring Suit**. If a claim under paragraph (a) of this Section is not paid in full by the Corporation within thirty days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the General Corporation Law for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

(c) **Non-Exclusivity of Rights**. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Section shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, by-law, agreement, vote of stockholders or disinterested directors or otherwise.

(d) **Insurance**. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the General Corporation Law."

3. The amendment of the certificate of incorporation herein certified have been duly adopted in accordance with the provisions of Section 228 and 242 of the General Corporation Law of the State of Delaware. Prompt written notice of the adoption of the amendments herein certified has been given to those stockholders who have not been consented in writing thereto, as provided in Section 228 of the General Corporation Law of the State of Delaware.

Signed on July 12, 1995.

Leonard Osser
President and Chief Executive Officer

State of Delaware - Division of Corporations

FAX

DOCUMENT FILING SHEET

Priority 1 (Two Hr. Service)	Priority 2 (Same Day)	Priority 3 (24 Hour)	Priority 4 (Must Approvals)	Priority 5 (Reg. Approvals)	Priority 6 (Reg. Work)
☐	☐	☐	☒	☐	☐

DATE SUBMITTED 12/6/96

REQUESTOR NAME CSC/PH

ADDRESS 1013 CENTRE ROAD
WILMINGTON, DE 19805

ATTN. Wendy

PHONE (302) 998-0595

FILE DATE 12/6/96

FILE TIME 9:00am

NAME of COMPANY / ENTITY U.S. Opportunity Search, Inc.

SRV NUMBER	FILE NUMBER	FILER'S NUMBER	RESERVATION NO.
9603162845	2205300	00012	

TYPE of DOCUMENT Amendment

DOCUMENT CODE 242

CHANGE of NAME ____ CHANGE of AGENT / OFFICE ____ CHANGE of STOCK ____

CORPORATIONS

FRANCHISE TAX YEAR ____	$
FILING FEE TAX	$
RECEIVING & INDEXING	$
CERTIFIED COPIES NO. 1	$
SPECIAL SERVICES	$
KENT COUNTY RECORDER	$
NEW CASTLE COUNTY RECORDER	$
SUSSEX COUNTY RECORDER	$
TOTAL:	$

METHOD of RETURN

XXX MESSENGER /PICKUP
____ FED. EXPRESS Acct.#
____ REGULAR MAIL
____ FAX No.
____ OTHER

COMMENTS / FILING INSTRUCTIONS

Date ok per Cheryl.

CREDIT CARD CHARGES

You have my authorization to charge my credit card for this service:

☐☐☐☐ - ☐☐☐☐ - ☐☐☐☐ - ☐☐☐☐ Exp. Date ____

Signature ____ Printed Name ____

XX

AGENT USE ONLY

V032950

INSTRUCTIONS

1. Fully shade in the required Priority square using a dark pencil or marker, staying within the square.
2. Each request must be submitted as a separate item, with its own Filing sheet as the FIRST PAGE.

SODDFS3 03-06-95

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 12/06/1996
960362845 - 2205300

Certificate of Amendment of Certificate of Incorporation of U.S. Opportunity Search, Inc.

U.S. Opportunity Search, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify:

The amendment to the Corporation's Certificate of Incorporation set forth in the following resolution was duly approved by a majority of the Corporation's Board of Directors and was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware:

> RESOLVED, that the Certificate of Incorporation of the Corporation be amended by striking Article FIRST in its entirety and replacing it with: "FIRST: The name of the corporation (sometimes referred to herein as the 'Corporation') is Milestone Scientific Inc."

IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by its duly authorized officer this 21st day of October, 1996.

U.S. OPPORTUNITY SEARCH, INC.

By: ______________________
Leonard Osser, President

F:\USOpport
CertAmd.doc.
12/11/97

CERTIFICATE OF AMENDMENT OF CERTIFICATE OF INCORPORATION

OF

MILESTONE SCIENTIFIC INC.

It is hereby certified that:

1. The name of the Corporation (hereinafter called the "Corporation") is Milestone Scientific Inc.

2. The Certificate of Incorporation of the Corporation is hereby amended to increase the authorized shares by striking out Article Fourth thereof and by substituting in lieu of said Article the following new Article Fourth:

"FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is 25,000,000 shares. The par value of each of such shares is $.001. All such shares are of one class and are shares of Common Stock.

3. The amendment of the Certificate of Incorporation herein certified have been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

Signed on December 11, 1997

Leonard Osser
President and Chief Executive Officer

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 12/17/1997
971434572 - 2205300

State of Delaware
Secretary of State
Division of Corporations
Delivered 06:50 PM 07/23/2003
FILED 06:50 PM 07/23/2003
SRV 030483236 - 2205300 FILE

CERTIFICATE OF AMENDMENT OF

THE CERTIFICATE OF INCORPORATION

OF

MILESTONE SCIENTIFIC INC.

(Pursuant to Section 242 of the Delaware General Corporation Law)

It is hereby certified that:

1. The name of the corporation is Milestone Scientific Inc. (the "Corporation").

2. The Certificate of Incorporation of the Corporation was filed by the Department of State on August 17, 1989 (under the name "U.S. Opportunity Search, Inc.") and subsequent amendments thereto were filed on July 13, 1995, December 6, 1996 and, December 17, 1997.

3. The Certificate of Incorporation of the Corporation is hereby amended to increase the total number of shares of common stock and to add a new class of preferred stock, which the Corporation shall have authority to issue.

4. To accomplish the foregoing amendments, a Article FOURTH of the Certificate of Incorporation is amended to read in its entirety as follows:

> "FOURTH: The total number of shares which this corporation shall have authority to issue is 55,000,000 shares, consisting of (i) 50,000,000 shares of common stock, $.001 par value per share (the "Common Stock") and (ii) 5,000,000 shares of preferred stock, $.001 par value per share (the "Preferred Stock"). The Board of Directors, in the exercise of its discretion, is authorized to issue the undesignated Preferred Stock in one or more series, to determine the powers, preferences and rights, and qualifications, limitations or restrictions, granted to or imposed upon any wholly unissued series of undesignated Preferred Stock, and to fix the number of shares constituting any series and the designation of such series, without any further vote or action by the stockholders."

5. The Amendments herein certified have been duly adopted in accordance with the provisions of Section 242 of the Delaware General Corporation Law.

6. This Certificate of Amendment shall become effective upon the filing hereof in the Office of the Secretary of State of the State of Delaware.

Executed on this 23rd day of July 2003

/s/ Leonard Osser
Leonard Osser
President and Chief Executive Officer

State of Delaware
Secretary of State
Division of Corporations
Delivered 11:52 AM 01/08/2004
FILED 11:52 AM 01/08/2004
SRV 040013333 - 2205300 FILE

CERTIFICATE OF AMENDMENT OF

THE CERTIFICATE OF INCORPORATION

OF

MILESTONE SCIENTIFIC INC.

(Pursuant to Section 242 of the Delaware General Corporation Law)

It is hereby certified that:

1. The name of the corporation is Milestone Scientific Inc (the "Corporation").

2. The Certificate of Incorporation of the Corporation was filed by the Department of State on August 17, 1989 (under the name "U.S. Opportunity Search, Inc.") and subsequent amendments thereto were filed on July 13, 1995, December 6, 1996, December 17, 1997 and July 23, 2003.

3. The Certificate of Incorporation of the Corporation is hereby amended to effect a one-for-three reverse split of the Corporation's issued and outstanding and treasury shares of common stock, without changing the par value per share.

4. To accomplish the foregoing amendment, Article FOURTH of the Certificate of Incorporation is amended to include the following at the end of the existing provision:

   "Every 3 shares of the Corporation's common stock, par value $.001 per share (the "Old Common Stock"), issued and outstanding or held in the treasury on the filing hereof, will be automatically converted into one share of common stock, par value $.001 per share, of the Corporation (the "New Common Stock").

   Notwithstanding the immediately preceding sentence, no fractional shares of New Common Stock shall be issued to the holders of record of Old Common Stock in connection with the foregoing reverse split of shares of Old Common Stock. In lieu thereof, the aggregate of all fractional shares otherwise issuable to the holders of record of Old Common Stock shall be issued to the Corporation's transfer agent, as agent for, the accounts of all holders of record of Old Common Stock otherwise entitled to have a fraction of a share issued to them. The sale of all of the fractional interests will be effected by the transfer agent as soon as practicable after the filing hereof on the basis of prevailing market prices of the New Common Stock at the time of sale. After such sale and upon the surrender of the stockholders' stock certificates, the transfer agent will pay to such holders of record their pro rata share of the net proceeds derived from the sale of the fractional interests.

   Each stock certificate that, immediately prior to the filing hereof, represented shares of Old Common Stock shall, from and after the filing

hereof, automatically and without the necessity of presenting the same for exchange, represent that number of whole shares of New Common Stock into which the shares of Old Common Stock represented by such certificate shall have been convertible (as well as the right to receive cash in lieu of any fractional shares of New Common Stock as set forth above), provided, however, that each holder of record of a certificate that represented shares of Old Common Stock shall receive, upon surrender of such certificate, a new certificate representing the number of whole shares of New Common Stock into which the shares of Old Common Stock represented by such certificate shall have been convertible, as well as any cash in lieu of fractional shares of New Common Stock to which such holder may be entitled pursuant to the immediately preceding paragraph."

5. This Amendment has been duly adopted in accordance with the provisions of Section 242 of the Delaware General Corporation Law.

6. This Certificate of Amendment shall become effective upon the filing hereof in the Office of the Secretary of State of the State of Delaware.

Executed on this 7th day of January, 2004

Leonard Osser
Chairman and Chief Executive Officer

State of Delaware
Secretary of State
Division of Corporations
Delivered 04:40 PM 01/15/2004
FILED 04:40 PM 01/15/2004
SRV 040032667 - 2205300 FILE

CERTIFICATE OF DESIGNATIONS
OF
CERTIFICATE OF INCORPORATION
OF
MILESTONE SCIENTIFIC INC.

Milestone Scientific Inc., a Delaware corporation (the "Corporation"), acting pursuant to Section 151 of the Delaware General Corporation Law, hereby submits the following Certificate of Designation of Series and Determination of Rights and Preferences of its Series A Preferred Stock.

FIRST: The name of the Corporation is Milestone Scientific Inc.

SECOND: This Certificate of Designations shall be effective as of January 15, 2004.

THIRD: WHEREAS, the Certificate of Incorporation of the Corporation authorizes the issuance of Preferred Stock consisting of 5,000,000 shares, par value $.001 per share, issuable from time to time in one or more series; and

WHEREAS, the Board of Directors of the Corporation is authorized, subject to limitations prescribed by law and by the provisions of Article FOURTH of the Corporation's amended Certificate of Incorporation to determine the powers, preferences and rights, and qualifications, limitations or restrictions, granted to or imposed upon any wholly unissued series of undesignated Preferred Stock, and to fix the number of shares constituting any series and the designation of such series, without any further vote or action by the stockholders; and

WHEREAS, it is the desire of the Board of Directors to establish and fix the number of shares to be included in a new series of Preferred Stock and the designations, rights, preferences and limitations of the shares of such new series; and

WHEREAS, by a vote of the Board of Directors of the Corporation at a meeting on October 8, 2003, the following resolutions were duly adopted:

> **RESOLVED**, that the Corporation shall issue 8% Series A Preferred Stock to Mr. Richard Hayden, in satisfaction of $25,365 of principal and accrued interest under his 6%/12% Senior Secured Promissory Note, which may be convertible into common stock, at his option, at the average closing price of the Corporation's common stock during all the trading days beginning September 30 and ending October 29, under terms included in the board's resolutions dated September 22, 3003.

RESOLVED, that the Corporation shall file a Certificate of Designations with the Secretary of State, designating the above-mentioned terms to the Series A Preferred Stock and that the officers of this Corporation, at the time in office, are, and each of them acting singly is, hereby authorized and directed, in the name and on behalf of the Corporation, to take any and all action, pay all required fees and execute such instruments or other documents which they may deem necessary or desirable to file such Certificate of Designations.

NOW, THEREFORE, BE IT RESOLVED that pursuant to Article FOURTH of the Corporation's Amended Certificate of Incorporation, there is hereby designated a new Series A Preferred Stock of the Corporation, par value $.001 per share, to have the designations, rights, preferences, powers, restrictions and limitations set forth in a supplement to Article FOURTH of the Corporation's Certificate of Incorporation as follows:

SERIES A CONVERTIBLE PREFERRED STOCK

1. Designations, Par Value and Number. 25,356 shares of authorized Series A Preferred Stock of the Corporation are hereby designated as Series A Preferred Stock ("Series A Preferred", having a par value of $0.001 per share. In accordance with the terms hereof, each share of Series A Preferred shall have the same relative rights as and be identical in all respects with each other share of Series A Preferred.

2. Dividends.

   (a) Dividends on each issued and outstanding share of the Series A Preferred shall accrue on a daily basis at a rate of 8% per annum on the amount of the Series A Liquidation Preference (defined below) from and including November 1, 2003 until and including the first to occur of (i) the date on which the Series A Liquidation Preference of such share is paid to the holder thereof in connection with a Liquidation Event or (ii) the date on which such share of Series A Preferred is converted into shares of Common Stock hereunder. Such dividends shall accrue whether or not they have been declared and whether or not there are profits, surplus or other funds of the Corporation legally available for the payment of dividends and shall be payable, at the option of the Corporation, either in cash or common stock. Dividends shall be payable on January 10 of each year.

   (b) Participation in Dividends on Common Stock. In the event that the Corporation declares or pays a dividend or makes any distribution on its Common Stock, the holders of the outstanding shares of Series A Preferred shall be entitled to receive such dividend under the same terms and amounts as though the Series A Preferred had already been converted to Common Stock.

3. Voting Rights.

The holders of the Series A Preferred shall be entitled to notice of all stockholders meetings in accordance with the Bylaws and, except as otherwise provided herein or required by applicable law, the holders of the Series A Preferred shall be entitled to vote on all matters submitted to the stockholders for a vote, voting as a single class with the Common and other securities that vote with the Common, with the holders of Series A Preferred entitled to one vote for each share of Series A Preferred held as of the record date for such vote or, if no record date is specified, as of the date of such vote.

4. Liquidation, Dissolution, etc.

Liquidation Event. Upon any liquidation (whether in connection with a sale of all or substantially all of the assets of the Corporation or otherwise), dissolution or winding up of the Corporation (whether voluntary or involuntary) (a "Liquidation Event"):

(a) Each holder of Series A Preferred shares shall be entitled to receive, prior and in preference to any distribution or payment made to holders of common stock an amount of $1.00 (the "Liquidation Preference") per each Series A Preferred share held by such holder, in cash, plus all accrued and unpaid dividends on such shares of Series A Preferred.

(b) After payment to the holders of the Series A Preferred of the amounts set forth in Section 4(a), an amount of $1.00 per each share of Common Stock will be paid to the holders of the Common Stock and then, the entire remaining assets and funds of the Corporation or merger consideration legally available for distribution, if any, shall be distributed pro rata among the shares of Common Stock and the shares of Series A Preferred as if those had been converted into Common Stock.

5. Conversion.

(a) Each share of Series A Preferred shall be convertible into 0.5192 of Common Stock, subject to adjustments for such stock splits, including reverse stock splits, stock dividends and other capital changes occurring after January 1, 2004, at any time and from time to time, beginning six months after the closing of a public offering for which a registration statement was filed with the SEC on November 10, 2003 or, if such registration statement is withdrawn, then upon its withdrawal.

(b) If not converted earlier, all shares of Series A Preferred shall automatically convert into 0.5192 of Common Stock (the "Conversion Ratio"), subject to adjustments for such stock splits, including reverse stock splits, stock dividends and other capital changes occurring after January 1, 2004, on November 1, 2005.

(c) Each conversion of Series A Preferred shall be deemed to have been effected as of the close of business on the date on which the certificate or certificates representing the Series A Preferred to be converted have been surrendered for conversion at the principal office of the Corporation (any such date being referred to as a "Conversion Date"). At the time any such conversion has been effected, the rights of the holder of the shares of

Series A Preferred converted as a holder of Series A Preferred shall cease and the person or persons in whose name or names any certificate or certificates for shares of Common Stock are to be issued upon such conversion shall be deemed to have become the holder or holders of record of the shares of Common Stock represented thereby.

(i) As soon as possible after a conversion has been effected, the Corporation shall, or (if applicable) use its best efforts to cause its transfer agent to, deliver to the converting holder:

(1) certificates representing the number of shares of Common Stock issuable by reason of such conversion in such name or names and such denomination or denominations as the converting holder has specified; and

(2) a certificate representing any shares of Series A Preferred which were represented by the certificate or certificates delivered to the Corporation in connection with such conversion but which were not converted.

(ii) The issuance of certificates for shares of Common Stock, upon conversion of Series A Preferred, shall be made without charge to the holders of such Series A Preferred or Common Stock and any issuance tax in respect thereof or other cost in connection with such conversion and the related issuance of shares of Common Stock shall be incurred by the Corporation in connection with such conversion and the related issuance of shares of Common Stock. Upon conversion of each share of Series A Preferred, the Corporation shall take all such actions as are necessary in order to insure that the Common Stock issuable with respect to such conversion shall be validly issued, fully paid and nonassessable, free and clear of all taxes, liens, charges and encumbrances with respect to the issuance thereof.

(iii)If any fractional interest in a share of Common would, except for the provisions of this subparagraph, be delivered upon any conversion of the Series A Preferred, the Corporation, in lieu of delivering the fractional share therefor, may pay an amount to the holder thereof equal to the market price of such fractional interest as of the date of conversion. The determination as to whether or not to make any cash payment in lieu of the issuance of fractional shares shall be based upon the total number of shares of Series A Preferred being converted at any one time by the holder thereof, not upon each share of Series A Preferred being converted.

(d) Effect of Certain Events on Conversion Ratio.

(i) Subdivisions or Combinations of Common. If the Corporation at any time beginning January 1, 2004, subdivides (by any stock split, stock dividend, recapitalization or otherwise) its outstanding shares of Common Stock into a greater number of shares, the Series A Conversion Ratio prior to such subdivision shall be increased proportionately, and if the Corporation at any time beginning January 1, 2004, combines (by reverse stock split or otherwise) one or more classes of its outstanding shares of Common into a smaller number of shares, the Series A Conversion Ratio in effect immediately prior to such combination shall be reduced proportionately.

(ii) Recapitalization, Reorganization, Reclassification, Consolidation, Merger or Sale. Any recapitalization, reorganization, reclassification, consolidation, merger, sale of all or substantially all of the Corporation's assets or other transaction, in each case which is effected in such a manner that the holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock, and which does not otherwise qualify as a Liquidation Event, is referred to herein as an "Organic Change." Prior to the consummation of any Organic Change, the Corporation shall make appropriate provisions (in form and substance reasonably satisfactory to the holders of a majority of the Series A Preferred then outstanding) to insure that each of the holders of Series A Preferred shall thereafter have the right to acquire and receive, in lieu of or in addition to (as the case may be) the shares of Common Stock immediately theretofore acquirable and receivable upon the conversion of such holder's Series A Preferred, such shares of stock, securities or assets as such holder would have received in connection with such Organic Change if such holder had converted its Series A Preferred immediately prior to such Organic Change.

(e) Notices.

(i) Immediately upon any adjustment of the Series A Conversion Ratio, the Corporation shall give written notice thereof to all holders of Series A Preferred, setting forth in reasonable detail and certifying the calculation of such adjustment.

(ii) The Corporation shall give written notice to all holders of Series A Preferred at least ten (10) days prior to the date on which the Corporation closes its books or takes a record (A) with respect to any dividend or distribution upon Common, (B) with respect to any pro rata subscription offer to holders of Common or (C) for determining rights to vote with respect to any Liquidation Event, Organic Change, dissolution or liquidation.

(iii) The Corporation shall also give written notice to the holders of Series A Preferred at least ten (10) days prior to the date on which any Organic Change or Liquidation Event shall take place.

6. General.

(a) Upon receipt of evidence reasonably satisfactory to the Corporation (an affidavit of the registered holder shall be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing shares of Common Stock or Series A Preferred, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Corporation (provided that if the holder is a financial institution or other institutional investor its own agreement shall be satisfactory), or, in the case of any such mutilation upon surrender of such certificate, the Corporation shall (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the number of shares of such class represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate, and dividends shall accrue on the Common Stock or Series A Preferred represented by such new certificate from the date to which dividends have been fully paid on such lost, stolen, destroyed or mutilated certificate.

(b) Except as otherwise expressly provided hereunder, all notices referred to herein shall be in writing and shall be delivered by registered or certified mail, return receipt requested and postage prepaid, by reputable overnight courier service, charges prepaid or by personal delivery, and shall be deemed to have been given (i) three (3) business days after being sent by registered or certified mail, (ii) one (1) business day after being deposited with such an overnight courier service, and (iii) upon delivery, if by personal delivery, if mailed or delivered (A) to the Corporation, at its principal executive offices, or (B) to any stockholder, at such holder's address as it appears in the stock records of the Corporation (unless otherwise indicated by any such holder).

IN WITNESS WHEREOF, the undersigned has executed this Certificate this 15th day of January, 2004.

MILESTONE SCIENTIFIC INC.

By: /s/ Leonard Osser
Name: Leonard Osser
Title: Chairman and Chief Executive Officer

State of Delaware
Secretary of State
Division of Corporations
Delivered 05:10 PM 12/10/2004
FILED 05:10 PM 12/10/2004
SRV 040895547 - 2205300 FILE

CERTIFICATE OF OWNERSHIP AND MERGER

(SUBSIDIARY INTO PARENT, Section 253)
merging

Spintech, Inc.
(a Delaware corporation)

INTO

Milestone Scientific Inc.
(a Delaware corporation)

(pursuant to Section 253 of the General Corporation Law of Delaware)

Milestone Scientific Inc. ("Milestone"), a corporation incorporated on the 17th day of August, 1989 pursuant to the provisions of the General Corporation Law of the State of Delaware;

DOES HEREBY CERTIFY that Milestone owns 97.1% of the capital stock of Spintech, Inc., a corporation incorporated on the 29th day of August, 1991, pursuant to the provisions of the General Corporation Law of the State of Delaware, and that Milestone, by a resolution of its Board of Directors duly adopted by unanimous consent on the 15th day of November, 2004, determined to and did merge Spintech, Inc. into Milestone, which resolution is in the following words:

RESOLVED, that Milestone merge Spintech, Inc. into itself and that all of the estate, property, rights, privileges, powers and franchises of Spintech, Inc. be vested in and held and enjoyed by Milestone as fully and entirely and without change or diminution as the same were before held and enjoyed by Spintech, Inc. in its name;

RESOLVED, that Milestone assume all the liabilities and obligations of Spintech, Inc.;

RESOLVED, that former stockholders of Spintech, Inc., other than Milestone, will be entitled to receive $12.71 per share, for each share of Spintech, Inc.'s Common Stock or Preferred Stock owned by them, such payment to be made by Milestone to such stockholders upon due presentation of their shares of Common Stock or Preferred Stock to Milestone;

RESOLVED, that an authorized officer of Milestone be and he/she is hereby directed to make and execute a certificate of ownership setting forth a copy of the resolution to merge said Spintech, Inc. and assume its liabilities and obligations, and the date of adoption thereof, and to file the same in the office of the Secretary of State of Delaware;

RESOLVED, that the officers of Milestone be and they hereby are authorized and directed to do all acts and things whatsoever, whether within or without the State of Delaware; which may be in any way necessary or proper to effect said merger.

IN WITNESS WHEREOF, said parent corporation has caused its corporate seal to be affixed and this certificate to be signed by an authorized officer this 7th day of December, 2004.

MILESTONE SCIENTIFIC INC.

BY: ______________________

Name: Kevin T. Lusardi

Title: Chief Financial Officer

State of Delaware
Secretary of State
Division of Corporations
Delivered 05:11 PM 12/10/2004
FILED 05:11 PM 12/10/2004
SRV 040895535 - 2205300 FILE

CERTIFICATE OF OWNERSHIP AND MERGER

(SUBSIDIARY INTO PARENT, Section 253)
merging

Princeton PMC, Inc.
(a Delaware corporation)

INTO

Milestone Scientific Inc.
(a Delaware corporation)

(pursuant to Section 253 of the General Corporation Law of Delaware)

Milestone Scientific Inc. (hereinafter called the "corporation"), a corporation incorporated on the 17th day of August, 1989 pursuant to the provisions of the General Corporation Law of the State of Delaware;

DOES HEREBY CERTIFY that this corporation owns 100% of the capital stock of Princeton PMC, Inc., a corporation incorporated on the 8th day of March, 1996, pursuant to the provisions of the General Corporation Law of the State of Delaware, and that this corporation, by a resolution of its Board of Directors duly adopted by unanimous consent on the 15th day of November, 2004, determined to and did merge into itself said Princeton PMC, Inc., which resolution is in the following words:

RESOLVED, that Milestone merge Princeton PMC, Inc. into itself and that all of the estate, property, rights, privileges, powers and franchises of Princeton PMC, Inc. be vested in and held and enjoyed by Milestone as fully and entirely and without change or diminution as the same were before held and enjoyed by Princeton PMC, Inc. in its name;

RESOLVED, that Milestone assume all the liabilities and obligations of Princeton PMC, Inc.;

RESOLVED, that an authorized officer of Milestone be and he/she is hereby directed to make and execute a certificate of ownership setting forth a copy of the resolution to merge said Princeton PMC, Inc. and assume its liabilities and obligations, and the date of adoption thereof, and to file the same in the office of the Secretary of State of Delaware;

RESOLVED, that the officers of Milestone be and they hereby are authorized and directed to do all acts and things whatsoever, whether within or without the State of Delaware, which may be in any way necessary or proper to effect said merger.

IN WITNESS WHEREOF, said parent corporation has caused its corporate seal to be affixed and this certificate to be signed by an authorized officer this 7th day of December, 2004.

MILESTONE SCIENTIFIC INC.

BY: ______________________

Name: Kevin T. Lusardi

Title: Chief Financial Officer

State of Delaware
Secretary of State
Division of Corporations
Delivered 05:12 PM 12/10/2004
FILED 05:12 PM 12/10/2004
SRV 040895543 - 2205300 FILE

CERTIFICATE OF OWNERSHIP AND MERGER

(SUBSIDIARY INTO PARENT, Section 253)
merging

Sagacity I, Inc.
(a Delaware corporation)

INTO
Milestone Scientific Inc.
(a Delaware corporation)

(pursuant to Section 253 of the General Corporation Law of Delaware)

Milestone Scientific Inc. (hereinafter called the "corporation"), a corporation incorporated on the 17th day of August, 1989 pursuant to the provisions of the General Corporation Law of the State of Delaware;

DOES HEREBY CERTIFY that this corporation owns 100% of the capital stock of Sagacity I, Inc., a corporation incorporated on the 8th day of April, 1996, pursuant to the provisions of the General Corporation Law of the State of Delaware, and that this corporation, by a resolution of its Board of Directors duly adopted by unanimous consent on the 15th day of November, 2004, determined to and did merge into itself said Sagacity I, Inc., which resolution is in the following words:

> **RESOLVED**, that Milestone merge Sagacity I, Inc. into itself and that all of the estate, property, rights, privileges, powers and franchises of Sagacity I, Inc. be vested in and held and enjoyed by Milestone as fully and entirely and without change or diminution as the same were before held and enjoyed by Sagacity I, Inc. in its name;
>
> **RESOLVED**, that Milestone assume all the liabilities and obligations of Sagacity I, Inc.;
>
> **RESOLVED**, that an authorized officer of Milestone be and he/she is hereby directed to make and execute a certificate of ownership setting forth a copy of the resolution to merge said Sagacity I, Inc. and assume its liabilities and obligations, and the date of adoption thereof, and to file the same in the office of the Secretary of State of Delaware;
>
> **RESOLVED**, that the officers of Milestone be and they hereby are authorized and directed to do all acts and things whatsoever, whether within or without the State of Delaware; which may be in any way necessary or proper to effect said merger.

IN WITNESS WHEREOF, said parent corporation has caused its corporate seal to be affixed and this certificate to be signed by an authorized officer this 7th day of December, 2004.

MILESTONE SCIENTIFIC INC.

BY: ______________________

Name: Kevin T. Lusardi

Title: Chief Financial Officer

State of Delaware
Secretary of State
Division of Corporations
Delivered 11:55 AM 09/06/2013
FILED 11:55 AM 09/06/2013
SRV 131061341 - 2205300 FILE

CERTIFICATE ELIMINATING REFERENCE TO A SERIES OF SHARES OF STOCK FROM THE CERTIFICATE OF INCORPORATION

OF

MILESTONE SCIENTIFIC INC.
(Pursuant to Section 151 (g) of the Delaware General Corporation Law)

Milestone Scientific Inc. (hereinafter called the "corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify:

1. The name of the corporation is Milestone Scientific Inc.

2. The designation of the series of shares of stock of the corporation to which this certificate relates is Series A Convertible Preferred Stock, $.001 par value per share (the "Series A Preferred Stock").

3. The voting powers, designations, preferences, and the relative, participating, optional, or other rights, and the qualifications, limitations, and restrictions of the said series of shares of stock were provided for in a resolution adopted by the Board of Directors of the corporation pursuant to authority expressly vested in it by the provisions of the certificate of incorporation of the corporation. A certificate setting forth the said resolution has been heretofore filed with the Secretary of State of the State of Delaware pursuant to the provisions of Section 151 (g) of the General Corporation Law of the State of Delaware (the "Certificate of Designation").

4. The Board of Directors of the corporation has adopted the following resolutions:

> **RESOLVED,** that none of the authorized shares of Series A Preferred Stock of the corporation are outstanding;

and be it further

> **RESOLVED,** that none of the Series A Preferred Stock will be issued pursuant to the Certificate of Designation with respect to the Series A Preferred Stock;

and be it further

> **RESOLVED,** that all the shares of Preferred Stock of the Corporation (the "Preferred Stock") designated as Series A Preferred Stock by the due filing of the Certificate of Designation shall be returned to the status of authorized and unissued shares of Preferred Stock subject to Article FOURTH of the Corporation's Certificate of Incorporation;

and be it further

> **RESOLVED,** that the President of the corporation be, and hereby is authorized and directed to file a certificate setting forth the foregoing resolutions with the Secretary of State of the State of Delaware pursuant to the provisions of Section 151(g) of the General Corporation Law of the State of Delaware for the purpose of eliminating from the Corporation's

Certificate of Incorporation all reference to the Series A Preferred Stock (the "Certificate of Elimination").

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Elimination to be signed as of this 5th day of September 2013.

Milestone Scientific Inc.

By: /s/ Leonard Osser
Name: Leonard Osser
Title: Chief Executive Officer

State of Delaware
Secretary of State
Division of Corporations
Delivered 11:55 AM 09/06/2013
FILED 11:56 AM 09/06/2013
SRV 131061365 - 2205300 FILE

RESTATED CERTIFICATE OF INCORPORATION

OF

MILESTONE SCIENTIFIC INC.

Milestone Scientific Inc. (hereinafter called the "corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify:

FIRST: The present name of the corporation is Milestone Scientific Inc.; the name under which the corporation was originally incorporated is "U.S. Opportunity Search, Inc."; and the date of filing the original certificate of incorporation of the corporation with the Secretary of State of the State of Delaware is August 17, 1989.

SECOND: The provisions of the certificate of incorporation of the corporation as heretofore amended and/or supplemented, are hereby restated and integrated into the single instrument which is hereinafter set forth, and which is entitled Restated Certificate of Incorporation of Milestone Scientific Inc., without further amendment and without any discrepancy between the provisions of the certificate of incorporation as heretofore amended and supplemented and the provisions of the said single instrument hereinafter set forth.

THIRD: The Board of Directors of the corporation has duly adopted this Restated Certificate of Incorporation pursuant to the provisions of Section 245 of the General Corporation Law of the State of Delaware in the form set forth as follows:

RESTATED CERTIFICATE OF INCORPORATION

OF

MILESTONE SCIENTIFIC INC.

FIRST: The name of this corporation is Milestone Scientific Inc.

SECOND: Its Registered Office in the State of Delaware is to be located at 2711 Centerville Road, Suite 400, in the City of Wilmington, County of New Castle. The Registered Agent in charge thereof is The Prentice-Hall Corporation System, Inc.

THIRD: The purpose of the corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of Delaware, and by such statement all lawful acts and activities shall be within the purposes of the corporation, except for express limitations, if any.

FOURTH: The total number of shares which this corporation shall have authority to issue is 55,000,000 shares, consisting of (i) 50,000,000 shares of common stock, $.001 par value per share (the "Common Stock") and (ii) 5,000,000 shares of preferred stock, $.001 par value per share (the "Preferred Stock"). The Board of Directors, in the exercise of its discretion, is authorized to issue the undesignated Preferred Stock in one or more series, to determine the powers, preferences and rights, and qualifications, limitations or restrictions, granted to or imposed upon any wholly unissued series of undesignated Preferred Stock, and to fix the number of shares constituting any series and the designation of such series,

without any further vote or action by the stockholders.

FIFTH: The corporation is to have perpetual existence.

SIXTH: Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on application in a summary way of this corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this corporation under section 291 of Title 8 of the Delaware Code or on application of trustees in dissolution or of any receiver or receivers appointed for this corporation under section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

SEVENTH: For the management of the business and for the conduct of the affairs of the corporation, and in further definition, limitation and regulation of the powers of the corporation and of its directors and of its stockholders or any class thereof, as the case may be, it is further provided:

1. The management of the business and the conduct of the affairs of the corporation shall be vested in its Board of Directors. The number of directors which shall constitute the whole Board of Directors shall be fixed by, or in the manner provided in, the Bylaws.

2. After the original or other Bylaws of the corporation have been adopted, amended, or repealed, as the case may be, in accordance with the provisions of section 109 of the General Corporation Law of the State of Delaware, and, after the corporation has received any payment for any of its stock, the power to adopt, amend, or repeal the Bylaws of the corporation may be exercised by the Board of Directors of the corporation

3. Whenever the corporation shall be authorized to issue only one class of stock each outstanding share shall entitle the holder thereof to notice of, and the right to vote at, any meeting of stockholders.

EIGHTH: A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (a) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

NINTH: (a) **Right to Indemnification.** Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer, of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee

or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than said law permitted the corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators: provided, however, that, except as provided in paragraph (b) hereof, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the corporation. The right to indemnification conferred in this Section shall be a contract right and shall include the right to be paid by the corporation the expenses incurred in defending any such proceeding in advance of its final disposition: provided, however, that, if the Delaware General Corporation Law requires, the payment of such expenses incurred by a director or officer (in his or her capacity as a director or officer and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Section or otherwise. The Corporation may, by action of its Board of Directors, provide indemnification to employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of directors and officers.

(b) **Right of Claimant to Bring Suit.** If a claim under paragraph (a) of this Section is not paid in full by the Corporation within thirty days after a written claim has been received by the corporation, the claimant may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the corporation) that the claimant has not met the standards of conduct which make it permissible under the Delaware General Corporation Law for the corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the corporation. Neither the failure of the corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard or conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

(c) **Non-Exclusivity of Rights.** The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Section shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of this Certificate of Incorporation, by-law, agreement, vote of stockholders or disinterested directors or otherwise.

(d) **Insurance**. The corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

TENTH: From time to time any of the provisions of this certificate of incorporation may be amended, altered or repealed, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted in the manner and at the time prescribed by said laws, and all rights at any time conferred upon the stockholders of the corporation by this certificate of Incorporation are granted subject to the provisions of this Article TENTH.

****

IN WITNESS WHEREOF, the Corporation has caused this Restated Certificate of Incorporation to be signed as of this 5th day of September 2013.

Milestone Scientific Inc.

By: /s/ Leonard Osser
Name: Leonard Osser
Title: Chief Executive Officer

State of Delaware
Secretary of State
Division of Corporations
Delivered 05:25 PM 05/06/2014
FILED 05:21 PM 05/06/2014
SRV 140575378 - 2205300 FILE

CERTIFICATE OF DESIGNATION

OF

SERIES A CONVERTIBLE PREFERRED STOCK

OF

MILESTONE SCIENTIFIC INC.

Pursuant to Section 151 of the General
Corporation Law of the State of Delaware

Milestone Scientific Inc. (the "Company"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "DGCL"), hereby certifies as follows:

FIRST: The Certificate of Incorporation (the "Certificate of Incorporation") of the Company authorizes the issuance of up to 5,000,000 shares of preferred stock, par value $0.001 per share (the "Authorized Preferred Stock"), and further authorizes the Board of Directors of the Company by resolution or resolutions to provide for the issuance of Authorized Preferred Stock in series and to establish the number of shares to be included in each such series and to fix the designation, powers, preferences and relative rights and qualifications, limitations or restrictions of each such series.

SECOND: On April 16, 2014, the Board of Directors of the Company adopted the following resolution authorizing the creation and issuance of a series of said Authorized Preferred Stock to be known as "Series A Convertible Preferred Stock":

RESOLVED: that, pursuant to authority conferred upon the Board of Directors by the Certificate of Incorporation of the Company, the Board of Directors hereby authorizes and establishes a series of 7,000 shares of Series A Convertible Preferred Stock, and hereby fixes the number, designation, powers, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, of such shares as follows:

1. Designation and Amount.

(a) There shall be created from the Authorized Preferred Stock a series of preferred stock, designated as the "Series A Convertible Preferred Stock," par value $0.001 per share (the "Series A Preferred Stock"), and the authorized number of shares of such

series shall be 7,000, which may be issued by the Company from time to time subject to compliance with this Certificate, the Investment Agreement (as defined in Annex I, attached hereto) and any other conditions to issuance.

(b) The Series A Preferred Stock shall have the voting powers, designations, preferences and other special rights, and qualifications, limitations and restrictions set forth in Annex I, attached hereto.

IN WITNESS WHEREOF, the Company has caused this Certificate of Designation to be signed this 6th day of April, 2014.

MILESTONE SCIENTIFIC INC.

By: /s/ Leonard Osser
Name: Leonard Osser
Title: Chief Executive Officer

ANNEX I

ADDITIONAL TERMS
OF
SERIES A CONVERTIBLE PREFERRED STOCK
OF
MILESTONE SCIENTIFIC INC.

2. Definitions. As used herein, the following terms shall have the following meanings:

(a) "Acquiring Person" shall mean any Person or group (within the meaning of Section 13(d)(3) of the Exchange Act) (other than any Person who is a member of the Investor Group or an Affiliate thereof).

(b) "Affiliate" shall mean any Person, directly or indirectly, controlling, controlled by or under common control with such Person.

(c) "Applicable Issuance Date" means the date of the issuance of the applicable shares of Series A Preferred Stock (which may be issued from time to time on one or more days).

(d) "Applicable Terms" means any of the following defined terms herein: (i) Optional Conversion Price; (ii) Forced Conversion Price; (iii) Stated Value; and (iv) Threshold Price.

(e) "Approved Markets" shall mean the NASDAQ Global Select Market, the NASDAQ Global Market, the NASDAQ Capital Market, NYSE Amex, or the NYSE.

(f) "Authorized Preferred Stock" has the meaning set forth in the recitals.

(g) "Base Conversion Price" means $2.545, subject to adjustment as set forth in Section 8, if both of the following conditions have been met:

(i) the Closing Price per share of the Common Stock for any forty (40) Trading Days (which need not be consecutive) during the 360 calendar day period immediately prior to the fifth anniversary of the Original Issue Date is equal to or greater than the Threshold Price, and

(ii) the daily trading volume of Common Stock is not less than 10,000 shares on each of the forty (40) Trading Days used in clause (i) above.

(h) "Board of Directors" means the Board of Directors of the Company or, with respect to any action to be taken by the Board of Directors, any committee of the Board of Directors duly authorized to take such action.

(i) "Business Day" means any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions in the State of New York generally are authorized or required by law or other governmental actions to close.

(j) "Capital Stock" of any Person means any and all securities (including equity-linked securities), interests (including partnership interests), rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preference Stock.

(k) "Certificate" means this Certificate of Designation with respect to the Series A Preferred Stock, as amended from time to time.

(l) "Certificate of Incorporation" has the meaning set forth in the recitals.

(m) "Closing Price" shall mean, on any date of determination, (i) if the Common Stock is listed on an Approved Market, the most recent consolidated closing bid price or, if no such closing bid price is reported, the last reported bid price of the shares of the Common Stock on the relevant Approved Market on such date; (ii) if the Common Stock is not traded on an Approved Market on any date of determination, the closing bid price as reported in the composite transactions for the principal U.S. national or regional securities exchange on which the Common Stock is so listed or quoted, or, if no closing bid price is reported, the last reported bid price on the principal U.S. national or regional securities exchange on which the Common Stock is so listed or quoted, or (iii) if the Common Stock is not so listed or quoted on any U.S. national or regional securities exchange, the last quoted bid price for the Common Stock in the over-the-counter market as reported by Pink Sheets LLC or similar organization, or, (iv) if that bid price is not available, the market price of the Common Stock on that date will be the average of the mid-point of the last bid and ask prices for such stock from each of three nationally recognized independent investment banking firms, one selected by the Company, one selected by the Investor Group, and the third selected by those two firms.

(n) "Common Stock" means the common stock, par value $0.001 per share, of the Company, or any other class of stock resulting from successive changes or reclassifications of such Common Stock consisting solely of changes in par value, or from par value to no par value, or as a result of a subdivision, combination or merger, reclassification, consolidation or similar transaction in which the Company is a constituent corporation.

(o) "Company" has the meaning set forth in the recitals.

(p) "Contingent Conversion price" means $1.50, subject to adjustment as set forth in Section 8 hereof.

(q) "Conversion Date" has the meaning set forth in Section 7(a)(iv).

(r) "Conversion Price" means the Optional Conversion Price or the Forced Conversion Price, as applicable.

(s) "Conversion Right" has the meaning set forth in Section 7(a)(i).

(t) "Conversion Right Notice" has the meaning set forth in Section 7(a)(ii).

(u) "Convertible Securities" means debt securities or shares of Capital Stock, in each case convertible into or exchangeable, directly or indirectly, for Common Stock.

(v) "Current Market Price" means, on any date, the average of the daily Closing Price per share of the Common Stock or other securities on each of the twenty (20) consecutive Trading Days preceding the earlier of the day before the date in question and the day before the Ex-Date with respect to the issuance or distribution giving rise to an adjustment to the Conversion Price pursuant to Section 8.

(w) "DGCL" has the meaning set forth in the recitals.

(x) "Deemed Liquidation" means the consummation of any transaction or series of related transactions (i) involving any sale, lease, exchange, transfer, exclusive license or disposition of all or substantially all of the assets of the Company and its Subsidiaries, taken together as a whole, to an Acquiring Person, or (ii) involving any merger, consolidation or business combination in which the holders of voting securities of the Company immediately prior to the transaction, as a group, do not hold securities representing a majority of the outstanding voting power entitled to elect the board of directors of the surviving entity in such merger, consolidation or business combination.

(y) "Dental Company" means a future entity separate from the Company to which all or substantially all assets comprising the Company's current dental business are transferred.

(z) "Dividend Equivalent Amount" has the meaning set forth in Section 3(d).

(aa) "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

(bb) "Ex-Date", when used with respect to any issuance or distribution, means the first date on which the Common Stock or other securities trade without the right to receive the issuance or distribution giving rise to an adjustment to the Conversion Price pursuant to Section 8.

(cc) "Forced Conversion Price" means the Base Conversion Price or the Contingent Conversion Price, as applicable.

(dd) "GAAP" means United States generally accepted accounting principles.

(ee) "Holder" means a holder of record of outstanding shares of the Series A Preferred Stock.

(ff) "Investment Agreement" means that certain Investment Agreement, dated April [ ], 2014, by and among the Company and the purchasers named therein, as the same may be amended from time to time.

(gg) "Investor Group" means, collectively, Innovest Spa, BP4 Spa and their respective Affiliates other than any of their Affiliates that is a "portfolio company" (as such term is customarily used among private equity investors).

(hh) "Junior Stock" means all classes of Common Stock and each other class of Capital Stock or series of preferred stock of the Company established after the Original Issue Date by the Board of Directors, the terms of which do not expressly provide that such class or series ranks senior to or on parity with the Series A Preferred Stock as to rights upon a Liquidation, Deemed Liquidation or redemption in the event of a deemed liquidation (defined by analogy to the definition of Deemed Liquidation herein).

(ii) "Junior Stock Event" has the meaning set forth in Section 3.

(jj) "Liquidation" means the voluntary or involuntary liquidation, dissolution or winding-up of the Company other than a Deemed Liquidation.

(kk) "Liquidation Event" has the meaning set forth in Section 4(a).

(ll) "Liquidation Preference" has the meaning set forth in Section 4(a).

(mm) "Mandatory Conversion" has the meaning set forth in Section 7(b)(i).

(nn) "Mandatory Conversion Time" means the Business Day immediately preceding the fifth anniversary of the Original Issue Date.

(oo) "Medical JV" means Milestone Medical Inc., a Delaware corporation in which the Company currently holds a 45% equity interest.

(pp) "Option" means rights, options or warrants to subscribe for, purchase or otherwise acquire Common Stock or Convertible Securities.

(qq) "Optional Conversion Price" means $2.545, subject to adjustment as set forth in Section 8 hereof.

(rr) "Original Issue Date" means [______], 2014.

(ss) "Parity Stock" means any class of Capital Stock or series of preferred stock established after the Original Issue Date by the Board of Directors, the terms of which (i) expressly provide that such class or series will rank on parity with the Series A

Preferred Stock as to rights upon a Liquidation, Deemed Liquidation or redemption in the event of a deemed liquidation (defined by analogy to the definition of Deemed Liquidation herein) or (ii) provide for the payment of dividends unless the Series A Preferred Stock shall have the right or is simultaneously given the right to participate therein in accordance with Sections 3 and 5(b)(vi) hereof.

(tt) "Person" means any individual, corporation, general partnership, limited partnership, limited liability partnership, joint venture, association, joint-stock company, trust, limited liability company, unincorporated organization, other entity or government or any agency or political subdivision thereof.

(uu) "Preference Stock" means, as applied to the Capital Stock of any Person, Capital Stock of any series, class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person or Deemed Liquidation of such Person, over shares of Capital Stock of any other series or class of such Person.

(vv) "Qualified Equity Offering" means an offering of shares of Common Stock or Preference Stock of the Company issued in compliance with the rights of the holders of the Series A Preferred Stock if (i) the price per share at which Common Stock is sold, or the common-stock equivalent purchase price per share if the offering relates to convertible Preference Stock is at least equal to the Optional Conversion Price as in effect at the time and (ii) the gross proceeds to the Company from the offering are at least $5 million.

(ww) "Record Date" means the applicable record date as determined in accordance with Section 213 of the DGCL.

(xx) "Register" has the meaning set forth in Section 3(a).

(yy) "Registration Rights Agreement" means that certain Registration Rights Agreement, dated April [__], 2014, between the Company and the signatories thereto relating to the Series A Preferred Stock , as the same may be amended from time to time.

(zz) "Required Holders" means as of any date the Holders of more than 50% of the then-outstanding shares of Series A Preferred Stock, voting together as a single class.

(aaa) "Senior Stock" means each class of Capital Stock or series of preferred stock established after the Original Issue Date by the Board of Directors, the terms of which (i) expressly provide that such class or series will rank senior to the Series A Preferred Stock as to rights upon a Liquidation, Deemed Liquidation or redemption in the event of a deemed liquidation (defined by analogy to the definition of Deemed Liquidation herein) or (ii) provide for the payment of dividends unless the Series A Preferred Stock shall have the right or is simultaneously given the right to participate therein in accordance with Sections 3 and 5(b)(vi) hereof .

(bbb) "Series A Preferred Stock" has the meaning set forth in Section 1(a).

(ccc) "Specified Matters" shall mean all proposals (whether received from third parties or developed by the Company's management) relating to (a) investments in debt or equity of another entity, strategic acquisitions or dispositions (including any spin-off of or sale of a minority interest in or the initial public offering of the Dental Company), and capital expenditures and research and development costs if such expenditures or costs are not funded by third parties, in each case in excess of $500,000 per transaction or series of related transactions, (b) transactions with Affiliates, (c) issuances of Common Stock, Options, or Convertible Securities, dividends or other distributions on, or repurchases of, Common Stock (other than from employees pursuant to a plan or agreement approved by the Board of Directors), and (d) appointment of a replacement President/Chief Executive Officer of the Dental Division of the Company in the event of Mr. Trombetta's resignation. For the avoidance of doubt, Specified Matters shall not include personnel, compensation, regulatory, compliance or tax matters, including matters customarily within the scope of audit and compensation committees.

(ddd) "Stated Value" means $1,000.00 per share of Series A Preferred Stock.

(eee) "Strategic Investment Committee" means a committee consisting of three (3) members as follows: (i) the Chief Executive Officer of the Company, (ii) the Purchaser Designee (as defined in the Investment Agreement) if a Purchaser Designee is then serving on the Board of Directors, and (iii) a third member who shall be mutually agreed to in good faith by the Company's Chief Executive Officer and the Purchaser Designee. The Strategic Investment Committee shall be a committee of the Board of Directors of the Company only if all members thereof shall be members of the Board of Directors.

(fff) "Subsidiary" means (i) a partnership, joint-stock company, corporation, limited liability company, trust, unincorporated organization or other entity of which a Person owns, directly or indirectly, more than 50% of the stock or other interests the holder of which is generally entitled to vote for the election of the board of directors or other governing body of such entity, (ii) the Dental Company, or (iii) the Medical JV.

(ggg) "Threshold Price" means $3.15 per share of Common Stock, as adjusted for stock splits, reverse stock splits, reclassifications and other like kind events affecting the Common Stock.

(hhh) "Trading Day" means a day during which the trading of securities generally occurs on the Approved Market on which the Common Stock is then listed or, if the Common Stock is not listed on an Approved Market, on NASDAQ.

(iii) "Transaction" has the meaning set forth in Section 9(d).

(jjj) "Transfer Agent" means the Company or any duly appointed transfer agent, registrar and conversion and dividend disbursing agent for the Series A Preferred Stock as may be appointed by the Company from time to time.

3. Dividends and Distributions. No dividends or other distributions (other than cash paid in lieu of fractional shares or dividends on Common Stock payable in Common Stock) (a

"Junior Stock Event") may be declared, made or paid, or set apart for payment upon, any Junior Stock, nor may any Junior Stock be redeemed, purchased or otherwise acquired for any consideration (or any money paid to or made available for a sinking fund for the redemption of any Junior Stock) by or on behalf of the Company or any of its Subsidiaries, unless (a) in the case of a dividend on Common Stock or any class or series that is convertible into Common Stock, the Holders of Series A Preferred Stock receive, at the same time and upon the same terms, a dividend per share of Series A Preferred Stock as would be payable to such Holders if such shares of Series A Preferred Stock had been converted into Common Stock, in each case calculated on the record date for determination of holders entitled to receive such dividend at the Optional Conversion Price immediately prior to the Record Date for such dividend or distribution, or (b) in the case of a dividend on any class or series of Capital Stock that is not convertible into Common Stock, the Holders of Series A Preferred Stock receive at the same time and upon the same terms a dividend at a rate per share of Series A Preferred Stock determined by (1) dividing the amount of the dividend payable on each share of such class or series of Capital Stock by the original issuance price of such class or series of Capital Stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to such class or series) and (2) multiplying such fraction by an amount equal to the Stated Value; provided that, if the Company declares, pays or sets aside, on the same date, a dividend on shares of more than one class or series of Capital Stock of the Company, the dividend payable to the holders of Series A Preferred Stock pursuant to this Section 3 shall be calculated based upon the dividend on the class or series of Capital Stock that would result in the highest Series A Preferred Stock dividend. The dividends and distributions described in clauses (a) and (b) above are referred to herein as the "Dividend Equivalent Amount." Dividends as provided above shall be paid to the Holders solely as a result of holding Series A Preferred Stock and without having to convert such shares into Common Stock. For the avoidance of doubt, without duplication, the Series A Preferred Stock shall be entitled to participate as aforesaid on an as-converted basis (using the Optional Conversion Price) in all cash and stock dividends and all distributions (if any) of (i) options, rights, warrants to subscribe for, purchase or otherwise acquire equity securities, (ii) evidences of indebtedness, (iii) securities or (iv) other assets (if any) made by the Company with respect to shares of Common Stock. The restrictions set forth in this Section 3 shall not apply to the purchase or other acquisition of Junior Stock (A) pursuant to any bona fide employee, consultant or director incentive or benefit plan, agreement or arrangement of the Company or any Subsidiary heretofore or hereafter adopted by the Board of Directors or the cashless exercise of Options, (B) repurchases of Capital Stock deemed to occur upon the exercise of Options if the Capital Stock represents a portion of the exercise price thereof or upon the withholding of a portion of the interests granted or awarded to pay for taxes payable upon such grant or award or the exercise thereof, or (C) which purchase or acquisition has received the prior written consent of the Required Holders.

4. Liquidation; Deemed Liquidation.

(a) In the event of any Liquidation (a "Liquidation Event"), the Holders shall be entitled to be paid out of the assets and funds of the Company available for distribution to its stockholders an amount in cash per each share of Series A Preferred Stock equal to the greater of (i) 100% of the Stated Value for each share of Series A Preferred Stock outstanding on the date of such Liquidation Event, plus an amount equal to any unpaid

Dividend Equivalent Amount as of the date of the Liquidation Event, or (ii) such amount per share as would have been payable had all shares of Series A Preferred Stock been converted into Common Stock at the Optional Conversion Price immediately prior to such Liquidation Event (the amount payable pursuant to this sentence is hereafter referred to as the "Liquidation Preference"). Without limiting any rights and remedies of the Holders, if upon any such Liquidation Event, the remaining assets and funds of the Company available for distribution to its stockholders after payment in full of amounts required to be paid or distributed to holders of Senior Stock are not sufficient to pay in full the liquidation payments payable to the Holders and holders of outstanding shares of any Parity Stock, then the Holders and holders of all such shares of Parity Stock shall share ratably in such distribution of the remaining assets and funds of the Company in accordance with the amount which would otherwise be payable on such distribution if the amounts to which the Holders and the holders of outstanding shares of such Parity Stock are entitled were paid in full.

(b) Unless waived in writing by the Required Holders, in the event of a Deemed Liquidation, each Holder shall have the right in lieu of the adjustment contemplated by Section 9, at such Holder's election, to either (i) convert each share of Series A Preferred Stock and receive the amount to which such Holder is entitled to receive upon conversion of such shares of Series A Preferred Stock into Common Stock at the Optional Conversion Price or (ii) within sixty (60) days of such Deemed Liquidation, or later if the Holders did not receive notice of such Deemed Liquidation, require the Company to use the consideration received by the Company for such Deemed Liquidation Event (net of any retained liabilities associated with the assets sold or technology licensed, as determined in good faith by the Board of Directors of the Company), together with any other assets of the Company available for distribution to its stockholders, all to the extent permitted by Delaware law governing distributions to stockholders (the "Available Proceeds"), on the 150th day after such Deemed Liquidation Event, to redeem, in whole or in part, each share of Series A Preferred Stock held by such Holder for an amount in cash equal to the Liquidation Preference. Unless waived in writing by the Required Holders, the Company shall not have the power to effect a Deemed Liquidation unless the agreement for such transaction provides that the consideration payable to the stockholders of the Company in such transaction shall be allocated among the holders of capital stock of the Company in accordance with this Section 4(b). In connection with a redemption permitted above, each Holder shall surrender his, her or its certificate or certificates representing such redeemed shares to the Company, in the manner and at the place designated in written notice mailed by the Company, postage prepaid, to each Holder, at his, her or its post office address last shown on the Register (which notice shall be given at least ten (10) days prior to such Deemed Liquidation or such shorter period as may be agreed in writing by the Required Holders), and thereupon the Liquidation Preference of such shares shall be payable to the order of the Person whose name appears on such certificate or certificates as the owner thereof and each surrendered certificate shall be canceled. From and after the date of redemption, unless there shall have been a default in payment of the Liquidation Preference, all rights of the Holder whose shares have been redeemed (except the right to receive the Liquidation Preference) shall cease with respect to such shares, and such shares shall not thereafter be transferred on the books of the Company or be deemed to be outstanding for any purpose whatsoever.

(c) Without limiting any other rights and remedies of the Holders, and notwithstanding Section 4(b), if upon any such Deemed Liquidation, the Available Proceeds after payment in full of amounts required to be paid or distributed to holders of Senior Stock are not sufficient to pay in full amounts payable to the Holders and holders of outstanding shares of any Parity Stock, then the holders of all such shares shall share ratably in such distribution of the Available Proceeds in accordance with the amount which would otherwise be payable on such distribution if the amounts to which the Holders and the holders of outstanding shares of such Parity Stock are entitled were paid in full.

(d) Unless waived in writing by the Required Holders, written notice of any Liquidation Event or Deemed Liquidation, stating a payment date and the place where the distributable amounts shall be payable, shall be given no less than ten (10) days prior to the payment date stated therein, to the Holders at their respective addresses as the same shall appear on the Register.

(e) The amount deemed paid or distributed to the holders of Common Stock upon any Liquidation or Deemed Liquidation shall be the cash or the value of the property, rights or securities paid or distributed to such holders by the Company or the acquiring Person. The value of such property, rights or securities shall be determined in good faith by the Board of Directors.

5. Voting Rights.

In addition to any voting rights provided by law, the Holders shall be entitled to the following voting rights:

(a) Each share of Series A Preferred Stock shall entitle the Holder thereof to vote together with the holders of Common Stock as a single class on all matters submitted for the approval of the holders of Common Stock. For purposes of this Section 5(a), each Holder shall be entitled to the number of votes equal to the number of shares of Common Stock that would be held by such Holders assuming the conversion of all outstanding shares of Series A Preferred Stock held by such Holder into shares of Common Stock at the Optional Conversion Price on the Record Date for the determination of the stockholders entitled to vote on such matters.

(b) If at any time following the Original Issue Date any shares of Series A Preferred Stock are outstanding, in addition to any other vote or consent of the stockholders required by law or by the Certificate of Incorporation, including any Certificate of Designation, bylaws of the Company or this Certificate, the Company shall not (whether by merger, consolidation, reorganization, operation of law or otherwise), without the prior written consent of the Required Holders:

(i) amend, alter, waive or repeal any provision of its Certificate of Incorporation, including any certificate of designation, or this Certificate in any manner that adversely affects the rights, powers, or preferences of the Series A Preferred Stock, increase the authorized number of shares of the Series A Preferred Stock;

(ii) issue any additional shares of Series A Preferred Stock;

(iii) increase the size of the Board of Directors to more than five (5) directors; provided that the number of directors of the Company may be increased (x) after the Holders no longer have the right to nominate a Purchaser Designee (as defined in the Investment Agreement) for election to the Board of Directors, (y) in connection with a Qualified Equity Offering or (z) upon the consent of the Required Holders;

(iv) issue, or reclassify into, Senior Stock or Parity Stock, including debt securities that are convertible into Capital Stock by their terms; provided that Preference Stock that has the right to receive dividends may be issued by the Company so long as (x) the Series A Preferred Stock shall have the right or is simultaneously given by a resolution of the Board of Directors, which will be deemed to amend this Certificate, the right to participate in such dividends in accordance with Section 3 hereof, (y) the right to dividends of such Preference Stock shall rank *pari passu* with, or junior to, the right of the Series A Preferred Stock to participate therein, and (z) the terms of such Preference Stock do not expressly provide that it ranks senior to or on parity with the Series A Preferred Stock as to rights upon Liquidation, Deemed Liquidation or redemption in the event of a deemed liquidation (defined by analogy to the definition of Deemed Liquidation herein); or

(v) authorize, commit or agree (in writing or otherwise) to do anything contained in this clause (b).

(c) Any action to be taken at any annual or special meeting of stockholders by the Holders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the Holder or Holders having no less than the minimum number of votes that would be required to take such action at a meeting at which all of the shares of Series A Preferred Stock were present and voted. Prompt written notice of the taking of any action by the Holders by less than unanimous written consent shall be given as may be required under applicable law.

6. Redemption. The Company shall have no right to require the redemption of the shares of Series A Preferred Stock. Nothing herein contained shall prevent or restrict the purchase by the Company, from time to time either at public or private sale, of the whole or any part of the outstanding shares of Series A Preferred Stock at such price or prices as the Company and a Holder may determine, subject to the provisions of applicable law and obtaining any required consents, including the prior written consent of the Required Holders pursuant to Section 5(b) above. The Holders shall be entitled to require the redemption of the shares of Series A Preferred Stock as provided in Section 10.

7. Conversion.

(a) Conversion Right.

(i) Each Holder shall have the right, at such Holder's option, exercisable at any time and from time to time to convert all or any portion of such Holder's shares of Series A Preferred Stock, subject to the terms and provisions of this Section 7 (the "Conversion Right"). Upon a Holder's election to exercise the Conversion Right, the shares of

Series A Preferred Stock for which the Conversion Right is exercised shall be converted into such whole number of shares of Common Stock equal to the product of the number of shares of Series A Preferred Stock being so converted multiplied by the quotient of (A) the Stated Value as of the Conversion Date divided by (B) the Optional Conversion Price then in effect.

(ii) The Conversion Right of a Holder shall be exercised by the Holder by the surrender to the Company prior to 4:00 p.m. Eastern Time on the Conversion Date of the certificates representing shares of Series A Preferred Stock to be converted (or, if such Holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Company to indemnify the Company against any claim that may be made against the Company on account of the alleged loss, theft or destruction of such certificate which agreement shall not require the posting of a bond) at the Company's principal place of business or the offices of the Transfer Agent, if applicable, accompanied by written notice to the Company that the Holder elects to convert all or a portion of the shares of Series A Preferred Stock represented by such certificate (a "Conversion Right Notice") and specifying the name or names (with address or addresses) in which a certificate or certificates for shares of Common Stock are to be issued and (if so required by the Company or the Transfer Agent) by a written instrument or instruments of transfer in form reasonably satisfactory to the Company or the Transfer Agent duly executed by the Holder or its legal representative.

(iii) As promptly as practicable after the surrender of the certificate or certificates for Series A Preferred Stock as aforesaid and the receipt of the Conversion Right Notice, the Company shall issue and shall deliver or cause to be issued and delivered to such Holder, or to such other Person on such Holder's written order (A) one or more certificates representing the number of validly issued, fully paid and non-assessable whole shares of Common Stock to which the Holder, or the Holder's transferee, shall be entitled, (B) if less than the full number of shares of Series A Preferred Stock evidenced by the surrendered certificates is being converted, a new certificate or certificates, of like tenor, for the number of shares of Series A Preferred Stock evidenced by the surrendered certificate or certificates, less the number of shares being converted, (C) cash, securities and/or other property (if and as applicable) representing the Dividend Equivalent Amount for any payment of declared and unpaid dividends through the Conversion Date and (D) cash for any fractional interest in respect of a share of Common Stock arising upon such conversion settled as provided in Section 7(c)(i).

(iv) Each conversion pursuant to Section 7(a)(i) shall be deemed to have been made at 3:59 p.m. Eastern Time on the date of the later to occur of giving the Conversion Right Notice and of surrendering the certificate or certificates representing the Series A Preferred Stock to be converted (the "Conversion Date") so that the rights of the Holder thereof as to the Series A Preferred Stock being converted shall cease except for the right to receive the Common Stock (and cash dividends, if elected by the Company, and cash in lieu of fractional shares) payable under Section 7(a), and the Person entitled to receive shares of Common Stock shall be treated for all purposes as having become the record holder of those shares of Common Stock at that time.

(v) In the event of a notice of redemption of any shares of Series A Preferred Stock pursuant to Section 4(b) or Section 10, unless waived by the Company, the Conversion Rights of the shares of Series A Preferred Stock designated for redemption shall terminate at the

close of business on the last full day preceding the date fixed for redemption, unless the redemption price is not fully paid on such redemption date, in which case the Conversion Rights for such shares shall continue until such price is paid in full. In the event of Liquidation Event or a Deemed Liquidation Event, without prejudice to the right of Holders to receive the Liquidation Preference as provided in Section 4, the Conversion Rights shall terminate at the close of business on the last full day preceding the date fixed for the payment of any such amounts distributable on such event to the holders of Series A Preferred Stock.

(b) Mandatory Conversion.

(i) At the Mandatory Conversion Time each outstanding share of Series A Preferred Stock shall automatically be converted (the "Mandatory Conversion") into the whole number of shares of Common Stock equal to the product of the number of shares of Series A Preferred Stock being so converted multiplied by the quotient of (A) the per share Stated Value as of the Mandatory Conversion Time divided by (B) the Forced Conversion Price then in effect.

(ii) All Holders shall be sent written notice of the Mandatory Conversion Time and the place designated for mandatory conversion of all such shares of Series A Preferred Stock pursuant to this Section 7(b). Promptly following receipt of such notice, each Holder shall surrender his, her or its certificate or certificates for all such shares (or, if such Holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Company to indemnify the Company against any claim that may be made against the Company on account of the alleged loss, theft or destruction of such certificate which agreement shall not require the posting of a bond) to the Company at the place designated in such notice. If so required by the Company, certificates surrendered for conversion shall be endorsed or accompanied by written instrument or instruments of transfer, in form satisfactory to the Company, duly executed by the Holder or by his, her or its attorney duly authorized in writing. All rights with respect to the Series A Preferred Stock converted pursuant to Section 7(b), including the rights, if any, to receive notices and vote (other than as a holder of Common Stock), will terminate at the Mandatory Conversion Time (notwithstanding the failure of the Holder or Holders to surrender the certificates at or prior to such time), except only the rights of the Holders, upon surrender of their certificate or certificates (or lost certificate affidavit and agreement) therefor, to receive the items provided for in the next sentence of this Section 7(b)(ii). As soon as practicable after the Mandatory Conversion Time and the surrender of the certificate or certificates (or lost certificate affidavit and agreement) for Series A Preferred Stock, the Company shall issue and deliver to such Holder, or to his, her or its nominees, a certificate or certificates for the number of full shares of Common Stock issuable on such conversion in accordance with the provisions hereof.

(c) Miscellaneous.

(i) No fractional shares of Common Stock shall be issued upon the conversion of any shares of Series A Preferred Stock. If the conversion of any share or shares of Series A Preferred Stock results in a fractional share of Common Stock issuable, the Company shall pay a cash amount in lieu of issuing such fractional share in an amount equal to such fractional interest multiplied by the Closing Price of the Common Stock on the Conversion Date

or date of the Mandatory Conversion Time, as applicable. Whether or not fractional shares would be issuable upon such conversion shall be determined on the basis of the total number of shares of Series A Preferred Stock the Holder is at the time converting into Common Stock and the aggregate number of shares of Common Stock issuable upon such conversion.

(ii) The Company shall reserve and keep available for issuance such number of its authorized but unissued shares of Common Stock equal to 100% of the number of shares of Common Stock issuable upon conversion of all outstanding shares of Series A Preferred Stock. The Company shall take all action permitted by law to increase the authorized number of shares of Common Stock if at any time there shall be insufficient authorized but unissued shares of Common Stock to permit such reservation or to permit the conversion of all outstanding shares of Series A Preferred Stock. The Company covenants that all Common Stock that may be issued upon conversion of Series A Preferred Stock shall upon issuance be duly authorized, fully paid and non-assessable, free and clear of all liens, claims, security interests and other encumbrances.

(iii) The issuance or delivery of certificates for Common Stock upon the conversion of shares of Series A Preferred Stock pursuant to this Section 7 shall be made without charge to the converting Holder for such certificates or for any stamp or similar tax in respect of the issuance or delivery of such certificates or the securities represented thereby, and such certificates shall be issued or delivered in the respective names of, or in such names as may be directed by, the Holders of the shares converted, subject to applicable law. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of shares of Common Stock in a name other than that in which the shares of Series A Preferred Stock so converted were registered, and no such issuance or delivery shall be made unless and until the person or entity requesting such issuance has paid to the Company the amount of any such tax or has established, to the satisfaction of the Company, that such tax has been paid.

8. Adjustment of Conversion Price.

(a) Each of the Optional Conversion Price and the Forced Conversion Price (each or either of which referred to in this Section as the "Applicable Conversion Price") shall be adjusted from time to time (without duplication) by the Company as follows: provided, however, that the adjustments provided in Sections (8)(a)(i), 8(a)(iii), 8(a)(iv), 8(a)(v), 8(a)(vi) or 8(a)(vii) shall not be made with respect to the applicable event described in such section if every Holder of Series A Preferred Stock participates, at the same time and upon the same terms as holders of our Common Stock and solely as a result of holding shares of Series A Preferred Stock, in the relevant transaction described in such sections (without having to convert their shares of Series A Preferred Stock) as if such shares of Series A Preferred Stock had been converted into Common Stock, in each case calculated on the applicable record date at the Optional Conversion Price.

(i) Stock Dividends and Distributions. If the Company pays dividends or other distributions on the Common Stock in shares of Common Stock, then the Applicable Conversion Price in effect immediately prior to the Ex-Date for such dividend or distribution will be multiplied by the following fraction:

$$\frac{OS_0}{OS^1}$$

Where,

OS_0 = the number of shares of Common Stock outstanding immediately prior to Ex-Date for such dividend or distribution.

OS^1 = the sum of the number of shares of Common Stock outstanding immediately prior to the Ex-Date for such dividend or distribution plus the total number of shares of Common Stock constituting such dividend or distribution.

(ii) Subdivisions, Splits and Combination of the Common Stock. If the Company subdivides, splits or combines the shares of Common Stock, then the Applicable Conversion Price in effect immediately prior to the effective date of such share subdivision, split or combination will be multiplied by the following fraction:

$$\frac{OS_0}{OS^1}$$

Where,

OS_0 = the number of shares of Common Stock outstanding immediately prior to the effective date of such share subdivision, split or combination.

OS^1 = the number of shares of Common Stock outstanding immediately after the opening of business on the effective date of such share subdivision, split or combination.

(iii) Issuance of Stock Purchase Rights. If the Company issues or distributes to all or substantially all holders of the shares of Common Stock Options (other than Options issued pursuant to a dividend reinvestment plan or share purchase plan or other similar plans approved by the Board of Directors) entitling them to subscribe for or purchase the shares of Common Stock at less than the Current Market Price on the date fixed for the determination of stockholders entitled to receive such Options, then the Applicable Conversion Price in effect immediately prior to the Ex-Date for such issuance or distribution will be multiplied by the following fraction:

$$\frac{OS_0 + Y}{OS_0 + X}$$

Where,

OS_0 = the number of shares of Common Stock outstanding immediately prior to the Ex-Date for such distribution.

X = the total number of shares of Common Stock issuable pursuant to such Options.

Y = the number of shares of Common Stock equal to the aggregate price payable to exercise such Options divided by the Current Market Price on the date fixed for the determination of stockholders entitled to receive such Options.

In the event that such Options described in this clause (iii) are not so issued, the Applicable Conversion Price shall be readjusted, effective as of the date the Board of Directors publicly announces its decision not to issue or distribute such Options, to the Applicable Conversion Price that would then be in effect if such issuance or distribution had not been declared. To the extent that such Options are not exercised prior to their expiration or shares of Common Stock are otherwise not delivered pursuant to such Options upon the exercise of such Options, the Applicable Conversion Price shall be readjusted to such Applicable Conversion Price that would then be in effect had the adjustment made upon the issuance or distribution of such Options been made on the basis of the delivery of only the number of shares of Common Stock actually delivered. In determining the aggregate offering price payable for such shares of Common Stock, there shall be taken into account any consideration received for such rights or warrants and the value of such consideration (if other than cash, to be determined by the Board of Directors).

(iv) Debt or Asset Distributions. If the Company distributes to all or substantially all holders of shares of Common Stock evidences of indebtedness, Capital Stock, securities, cash or other assets (excluding any dividend or distribution referred to in clause (i) above, any Options referred to in clause (iii) above, any dividend or distribution paid exclusively in cash, any consideration payable in connection with a tender or exchange offer made by the Company or any of its Subsidiaries, and any dividend of Capital Stock of or relating to a Subsidiary or other business unit in the case of certain spin-off transactions as described below), then the Applicable Conversion Price in effect immediately prior to the Ex-Date for such distribution will be multiplied by the following fraction:

$$\frac{SP_0 - FMV}{SP_0}$$

Where,

SP_0 = the Current Market Price per share of Common Stock on such date.

FMV = the fair market value of the portion of the distribution applicable to one share of Common Stock on such date as determined by the Board of Directors, *provided* that, if "FMV" as set forth above is equal to or greater than "SP_0" as set forth above, in lieu of the foregoing adjustment, adequate provision shall be made so that each Holder shall receive on the date on which such distribution is made to holders of Common Stock, for each share of Series A Preferred Stock, the amount of such distribution such Holder would have received had such Holder owned a number of shares of

Common Stock equal to the Applicable Conversion Price on the Ex-Date for such distribution.

In a "spin-off", where the Company makes a distribution to all holders of shares of Common Stock consisting of Capital Stock of any class or series, or similar equity interests of, or relating to, a Subsidiary or other business unit, the Applicable Conversion Price will be adjusted on the fifteenth Trading Day after the effective date of the distribution by multiplying such Applicable Conversion Price in effect immediately prior to such fifteenth Trading Day by the following fraction:

$$\frac{MP_0}{MP_0 + MP_5}$$

Where,

MP_0 = the average of the Closing Prices of the Common Stock over the first ten Trading Days commencing on and including the fifth Trading Day following the effective date of such distribution.

MP_5 = the average of the Closing Prices of the capital stock or equity interests representing the portion of the distribution applicable to one share of Common Stock over the first ten Trading Days commencing on and including the fifth Trading Day following the effective date of such distribution, or, if not traded on a national or regional securities exchange or over-the-counter market, the fair market value of the capital stock or equity interests representing the portion of the distribution applicable to one share of Common Stock on such date as determined by the Board of Directors.

In the event that such distribution described in this clause (iv) is not so paid or made, the Applicable Conversion Price shall be readjusted, effective as of the date the Board of Directors publicly announces its decision not to pay or make such dividend or distribution, to the Applicable Conversion Price that would then be in effect if such dividend or distribution had not been declared.

(v) Cash Dividends or Distributions. If the Company makes a dividend or distribution consisting exclusively of cash to all holders of the Common Stock, excluding (a) any cash that is paid as a dividend or distributed in a Transaction or as part of a "spin-off" referred to in clause (iv) above, (b) any dividend or distribution in connection with a Liquidation or Deemed Liquidation, (c) any consideration payable in connection with a tender or exchange offer made by the Company or any of its Subsidiaries, and (d) a Junior Stock Event, then in each event, the Applicable Conversion Price in effect immediately prior to the Ex-Date for such distribution will be multiplied by the following fraction:

$$\frac{SP_0 - DIV}{SP_0}$$

Where,

SP_0 = the Closing Price per share of Common Stock on the Trading Day immediately preceding the Ex-Date.

DIV = the amount per share of Common Stock of the cash dividend or distribution, as determined pursuant to the introduction to this paragraph (v).

Notwithstanding the foregoing, if "DIV" as set forth above is equal to or greater than "SP_0" as set forth above, in lieu of the foregoing adjustment, adequate provision shall be made so that each Holder shall have the right to receive on the date on which the relevant cash dividend or distribution is distributed to holders of Common Stock, for each share of Series A Preferred Stock, the amount of cash such Holder would have received had such Holder owned a number of shares of Common Stock into which such shares of Series A Preferred Stock would be converted at the Applicable Conversion Price on the Ex-Date for such dividend or distribution.

(vi) Self Tender Offers and Exchange Offers. If the Company or any of its Subsidiaries successfully completes a tender or exchange offer for the Common Stock where the cash and the value of any other consideration included in the payment per share of the Common Stock exceeds the Closing Price per share of the Common Stock on the Trading Day immediately succeeding the expiration of the tender or exchange offer, then, unless every Holder of Series A Preferred Stock is offered the opportunity to participate, at the same time and upon the same terms as the holders of Common stock as if such Holder's shares of Series A Preferred Stock has been converted into Common Stock at the Optional Conversion Price immediately prior to such tender or exchange offer, the Applicable Conversion Price in effect at the close of business on such immediately succeeding Trading Day will be multiplied by the following fraction:

$$\frac{OS_0 \text{ x } SP_0}{AC + (SP_0 \text{ x } OS_1)}$$

Where,

SP_0 = the Closing Price per share of Common Stock on the Trading Day immediately succeeding the expiration of the tender or exchange offer.

OS_0 = the number of shares of Common Stock outstanding immediately prior to the expiration of the tender or exchange offer, including any shares validly tendered and not withdrawn.

OS_1 = the number of shares of Common Stock outstanding immediately after the expiration of the tender or exchange offer.

AC = the aggregate cash and fair market value of the other consideration payable in the tender or exchange offer, as determined by the Board of Directors.

In the event that the Company, or one of its Subsidiaries, is obligated to purchase shares of Common Stock pursuant to any such tender offer or exchange offer, but the Company, or such Subsidiary, is permanently prevented by applicable law from effecting any such purchases, or all such purchases are rescinded, then the Applicable Conversion Price shall

be readjusted to be such Applicable Conversion Price that would then be in effect if such tender offer or exchange offer had not been made.

(vii) Rights Plans. To the extent that the Company has a rights plan in effect with respect to the Common Stock upon conversion of any shares of the Series A Preferred Stock, unless Holders of Series A Preferred Stock shall have received the rights under such rights plan as if the shares of Series A Preferred Stock had been converted into Common Stock at the Optional Conversion Price in effect immediately before the issuance of such rights, Holders will receive, in addition to the shares of Common Stock, the rights under the rights plan as such Holders would receive if the shares of Series A Preferred Stock had been converted into Common Stock at the Optional Conversion Price, unless, prior to the conversion date, the rights have separated from the shares of Common Stock, in which case the Applicable Conversion Price will be adjusted at the time of separation as if the Company had made a distribution to all holders of the Common Stock as described in clause (iv) above, subject to readjustment in the event of the expiration, termination or redemption of such rights.

(viii) Issuances Below the Conversion Price. If, at any time before the Mandatory Conversion Time, the Company issues, or agrees to issue or sell, any Common Stock or Convertible Securities for consideration per share less than the Optional Conversion Price then in effect, then the Applicable Conversion Price in effect immediately prior to each such issuance will be reduced to the price determined by multiplying the Applicable Conversion Price in effect immediately prior to such issuance by the following fraction:

$$\frac{OS_0 + (AC/SP)}{OS_1}$$

Where,

OS_0 = the number of shares of Common Stock outstanding immediately prior to such issuance.

AC = the aggregate consideration paid or payable for such shares of Common Stock or Convertible Securities.

SP = the Optional Conversion Price.

OS_1 = the sum of the number of shares of Common Stock outstanding immediately after such issuance.

This adjustment shall become effective immediately after such issuance.

(b) (i) All adjustments to the Applicable Conversion Price shall be calculated to the nearest 1/10 of a cent. No adjustment in the Applicable Conversion Price shall be required if such adjustment would be less than $0.01; *provided* that any adjustments

which by reason of this subparagraph are not required to be made shall be carried forward and taken into account in any subsequent adjustment; *provided further* that on any Conversion Date adjustments to the Applicable Conversion Price will be made with respect to any such adjustment carried forward and which has not been taken into account before such date.

(ii) The Applicable Conversion Price shall not be adjusted:

(1) upon the issuance of any shares of Common Stock, Options or Convertible Securities pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Company's securities and the investment of additional optional amounts in shares of Common Stock under any such plan, provided such plan was approved by the Board of Directors;

(2) upon the issuance of any shares of Common Stock, Options or Convertible Securities pursuant to any present or future employee, director or consultant benefit, agreement, plan or program of, or assumed by, the Company or any of its Subsidiaries, provided such benefit, agreement, plan or program was approved by the Board of Directors;

(3) upon the issuance of any shares of Common Stock, Options or Convertible Securities pursuant to any Option or Convertible Security not materially modified after the issuance thereof;

(4) upon the issuance of securities pursuant to any merger, joint venture, partnership, share exchange, business combination or similar transaction or any other direct or indirect acquisition by the Company, whereby the Company's securities comprise, in whole or in part, the consideration paid by the Company in such transaction, provided such transaction was approved by the Board of Directors;

(5) for a change in the par value or no par value of Common Stock;

(6) for the payment of the Dividend Equivalent Amount pursuant to Section 3(a), or for shares of Common Stock, Options or Convertible Securities issued in connection with a dividend, stock split, split-up or other distribution to the extent that such issuance is the subject of a separate adjustment pursuant to Section 8(a)(i), (ii), (iii) or (iv);

(7) upon the issuance of shares of Series A Preferred Stock issued pursuant to the terms of the Investment Agreement or Common Stock issuable upon conversion thereof;

(8) for any shares of Common Stock or Options issued to banks, equipment lessors or other lenders, or to real property lessors, in each case, in connection with a debt financing (limited to secured or unsecured debt for borrowed money that is not pursuant to the issuance of Convertible Securities),

equipment leasing or real property leasing transaction, provided such transaction was approved by the Board of Directors;

(9) for shares of Common Stock, Options or Convertible Securities issued as a dividend or distribution on Series A Preferred Stock;

(10) for shares of Common Stock, Options or Convertible Securities issued to suppliers or third party service providers who are not Affiliates of the Company, in each case, in connection with the provision of goods or services on terms and conditions approved by the Board of Directors; or

(11) shares of Common Stock, Options or Convertible Securities issued to third parties who are not Affiliates of the Company in connection with sponsored research, collaboration, technology license, development, OEM, marketing or other similar agreements or strategic partnerships, in each case, on terms and conditions approved by the Board of Directors of the Company.

(c) Whenever the Applicable Conversion Price is to be adjusted in accordance with Section 8(a), the Company shall: (i) compute the Applicable Conversion Price in accordance with the applicable clause of Section 8(a), taking into account the $0.01 threshold set forth in Section 8(b); (ii) as soon as practicable following the occurrence of an event that requires an adjustment to the Applicable Conversion Price pursuant to Section 8(a), taking into account the $0.01 threshold set forth in Section 8(b), provide, or cause to be provided, a written notice to the Holders of the occurrence of such event; and (iii) as soon as practicable following the determination of the revised Applicable Conversion Price in accordance with Section 8(a), provide, or cause to be provided, a written notice to the Holders setting forth in reasonable detail the method by which the adjustment to the Applicable Conversion Price was determined and setting forth the revised Applicable Conversion Price and the number of shares of Common Stock which shall be deliverable upon conversion of one share of Series A Preferred Stock.

(d) If one or more events occurs requiring an adjustment to be made to the Applicable Conversion Price during the same time period, adjustments to the Applicable Conversion Price shall be determined by the Board of Directors to reflect the combined impact of all Conversion Price adjustment events, as set out in this Section 8, during such period.

(e) In the event that at any time as a result of any adjustment made pursuant to this Section 8 or otherwise, it will be necessary for the Company to obtain stockholder approval, then the Company shall use its reasonable best efforts to obtain such stockholder approval as promptly as practicable.

(f) If an adjustment to the Applicable Conversion Price is to be made pursuant to more than one section or subsection of this Section 8, adjustment shall be made in accordance with only one section or subsection to fairly protect the rights of the Holders in accordance with the essential interest and principles hereof as determined in good faith by the Board of Directors. Anything in this Section 8 notwithstanding, no adjustment to the

Applicable Conversion Price shall reduce the Applicable Conversion Price below the then par value per share of Common Stock, and any such purported adjustment shall instead reduce the Applicable Conversion Price to such par value.

(g) For the purposes of this Section 8, (i) the number of shares of Common Stock at the time outstanding shall not include shares acquired by the Company, and (ii) the number of shares of Common Stock outstanding shall include Common Stock issuable upon the exercise of Options and conversion of Convertible Securities, including Series A Preferred Stock at the Optional Conversion Price then in effect.

9. Recapitalization, Reclassification and Changes in Common Stock. Subject to Section 4(b), upon the occurrence of any:

(a) reclassification or change of the outstanding shares of Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value);

(b) merger or consolidation of the Company with or into another Person (other than a Subsidiary) other than a merger or consolidation in which the Company is the resulting or surviving Person and which does not result in any reclassification or change of outstanding Common Stock;

(c) any statutory share exchange of the Company with another Person; or

(d) sale or other disposition of all or substantially all of the property and assets of the Company (on a consolidated basis) to any other Person (any of the foregoing events in clauses (a) through (d), a "Transaction"); then, without limiting the rights of the Holders in Section 4 herein, the Series A Preferred Stock shall be convertible after the Transaction, in lieu of the Common Stock into which it was convertible prior to such event, into the kind and amount of shares of stock or other securities or other property or assets (including cash) that the Holders would have been entitled to receive upon such Transaction had such Series A Preferred Stock been converted into Common Stock at the Optional Conversion Price immediately prior to such Transaction.

The provisions of this Section 9 shall apply to successive Transactions. Notwithstanding the foregoing, this Section 9 shall not apply to the extent that, with respect to an occurrence described in clause (a) above, such occurrence is the subject of a separate adjustment pursuant to Section 8(a)(i), (ii), (iii) or (iv). In the event that holders of the Common Stock shall have the opportunity to elect the form of consideration to be received in a Transaction, then the Company shall make adequate provision whereby each Holder shall have a reasonable opportunity to determine the form of consideration into which all of such Holder's shares of Series A Preferred Stock, shall be convertible from and after the effective date of such Transaction. Such determination shall be (i) subject to any limitations to which all of the holders of Common Stock are subject, including, but not limited to, pro rata reductions applicable to any portion of the consideration payable in such Transaction and (ii) conducted in such a manner as to be completed by the date that is the earlier of (a) the deadline for elections to be made by holders of Common Stock and (b) five (5) Trading Days prior to the anticipated effective date of such

Transaction. The Company will not effect (or enter into any agreement providing for) any Transaction unless prior to the consummation thereof the successor Person (if other than the Company) resulting from such Transaction shall assume by written instrument mailed or delivered to the Holders at the last address of each such Holder appearing on the Register, the obligation pursuant to this Section 9. At least twenty (20) days' prior written notice of the date on which the Transaction will be consummated shall be given to the Holders.

10. Special Redemption.

(a) Strategic Investment Committee Event. The Company shall form the Strategic Investment Committee as provided in the Investment Agreement, which shall (i) be the exclusive gateway for the Specified Matters to be evaluated and recommended to the Board of Directors and (ii) have special authority to make recommendations with respect to the investment of cash balances of the Company in U.S. Treasury bills and other high-grade publicly traded securities in conformity with cash investment policies to be approved by the Company, in each case, so long as the Investor Group holds at least 50% of the sum of (x) the shares of Common Stock purchased by the Investor Group pursuant to the Investment Agreement and (y) the number of shares of Common Stock into which the total number of shares of Series A Preferred Stock purchased by the Investor Group pursuant to the Investment Agreement is convertible using the Optional Conversion Price. The Strategic Investment Committee shall have at least ten (10) business days to consider and make a recommendation with respect to a Specified Matter presented to it by the Chief Executive Officer of the Company; provided, that if the Chief Executive Officer of the Company advises the other members of the Strategic Investment Committee that (i) the opportunity represented by the Specified Matter shall require action of the Company within three (3) business days, (ii) if the Strategic Investment Committee shall not act within such period of time the advantages to the Company of such Specified Matter shall be jeopardized, or (iii) the failure to approve such Specified Matter shall have an adverse effect on the Company, the Strategic Investment Committee shall have a reasonable period of time but not less than two (2) business days to consider such Specified Matter. As a general rule, in case of rejection by the Strategic Investment Committee, Specified Matters are not submitted to the Board of Directors. However, members of the Strategic Investment Committee who are also members of the Board of Directors have the right to submit rejected Specified Matters to the Board of Directors. If the Board of Directors (A) revokes or restricts the authority of the Strategic Investment Committee, or (B) fails to appoint the Purchaser Designee (if a Purchaser Designee is then serving on the Board of Directors) to the Strategic Investment Committee (any such event, a "SIC Event"), the Holders shall have the right to require the immediate redemption of all or part, of their Series A Preferred Stock at a price equal to the Liquidation Preference per share set forth in Section 4(a)(i), as set forth in this Section 10.

(b) General. Unless prohibited by Delaware law governing distributions to stockholders, shares of Series A Preferred Stock shall be redeemed by the Company not more than ninety (90) days after receipt by the Company, from the Required Holders of written notice specifying in reasonable detail the SIC Event that such Holders believe occurred and the number of shares of Series A Preferred Stock to be redeemed (the "Redemption Request"); provided, that such redemption shall not be required if the Company cures the SIC Event specified in the Redemption Request within thirty (30) days after its receipt of the

Redemption Request. Upon the expiration of such ninety-day period, unless the Company shall have cured such SIC Event as aforesaid, the Company shall apply all of its assets legally available for the redemption of its Series A Preferred Stock to any such redemption.

(c) Redemption Notice. The Company shall send written notice of the redemption (the "Redemption Notice") to each Holder of Series A Preferred Stock not less than forty (40) days prior to the date fixed by the Company for such redemption (such date is referred to as the "Redemption Date"). Each Redemption Notice shall state:

(i) the number of shares of Series A Preferred Stock held by the Holder that the Company shall redeem on the Redemption Date specified in the Redemption Notice;

(ii) the Redemption Date and the Redemption Price; and

(iii) that the Holder is to surrender to the Company, in the manner and at the place designated, his, her or its certificate or certificates representing the shares of Series A Preferred Stock to be redeemed.

If the Company receives, on or prior to the 20th day after the date of delivery of the Redemption Notice to a Holder of Series A Preferred Stock, written notice from such Holder that such Holder elects to be excluded from the redemption provided in this Section 10, then the shares of Series A Preferred Stock registered on the books of the Company in the name of such Holder at the time of the Company's receipt of such notice shall not be redeemed or redeemable pursuant to this Section 10 with respect to the SIC Event specified in the Redemption Request, whether on such Redemption Date or thereafter; provided, that such Holder shall be entitled to have such Holder's Series A Preferred Stock redeemed in accordance with this Section 10 in connection with a subsequent SIC Event, unless cured as aforesaid. If on the Redemption Date Delaware law governing distributions to stockholders prevents the Company from redeeming all shares of Series A Preferred Stock to be redeemed, the Company shall ratably redeem the maximum number of shares that it may redeem consistent with such law, and shall redeem the remaining shares as soon as it may lawfully do so under such law.

(d) Surrender of Certificates; Payment. On or before the Redemption Date, each holder of shares of Series A Preferred Stock to be redeemed on the Redemption Date, unless such Holder has exercised his, her or its right to convert such shares as provided in Section 7, shall surrender the certificate or certificates representing such shares (or, if such registered holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Company against any claim that may be made against the Company on account of the alleged loss, theft or destruction of such certificate) to the Company, in the manner and at the place designated in the Redemption Notice, and thereupon the Redemption Price for such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof. In the event less than all of the shares of Series A Preferred Stock represented by a certificate are redeemed, a new certificate representing the unredeemed shares of Series A Preferred Stock shall promptly be issued to such Holder.

(e) Rights Subsequent to Redemption. If the Redemption Notice shall have been duly given, and if on the Redemption Date the Redemption Price payable upon redemption of the shares of Series A Preferred Stock to be redeemed on such Redemption Date is paid or tendered for payment or deposited with an independent payment agent so as to be available therefor in a timely manner, then notwithstanding that the certificates evidencing any of the shares of Series A Preferred Stock so called for redemption shall not have been surrendered, dividends with respect to such shares of Series A Preferred Stock shall cease to accrue after such Redemption Date and all rights with respect to such shares shall forthwith after the Redemption Date terminate, except only the right of the Holders to receive the Redemption Price without interest upon surrender of their certificate or certificates therefor.

11. Other Provisions.

(a) Shares of Series A Preferred Stock redeemed, issued and reacquired shall be prohibited from being reissued as such and will be retired and canceled promptly after reacquisition thereof and, upon compliance with the applicable requirements of Delaware law, will have the status of authorized but unissued shares of preferred stock of the Company undesignated as to series and may with any and all other authorized but unissued shares of preferred stock of the Company be designated or redesignated and issued or reissued, as the case may be, as part of any series of preferred stock of the Company, except that any issuance or reissuance of shares of Series A Preferred Stock must be in compliance with this Certificate.

(b) The shares of Series A Preferred Stock shall be issuable only in whole shares.

(c) All notices referred to herein shall be in writing, and, unless otherwise specified herein, all notices hereunder shall be deemed to have been given upon the earlier of receipt thereof or three Business Days after the date of mailing thereof if sent by registered or certified mail (unless first-class mail shall be specifically permitted for such notice under the terms of this Certificate) with postage prepaid, addressed: (i) if to the Company, to its office at 220 South Orange Avenue, Livingston, NJ 07039, Attention: Chief Executive Officer and Chief Financial Officer, or (ii) if to any Holder, to such Holder at the address of such Holder as listed in the Register, or (iii) to such other address as the Company or any such Holder, as the case may be, shall have designated by notice similarly given. Any notice that was mailed in the manner herein provided shall be conclusively presumed to have been duly given whether or not the Holder receives the notice.

(d) If at any time the Company is required to make any payment to a Holder pursuant to this Certificate, the Company does not have sufficient funds legally available to make such payment, the Company shall make as much of such required payment as possible, ratably to each Holder in proportion to the number of shares of Series A Preferred Stock held by such Holder, and shall thereafter from time to time, as soon as it shall have funds available therefor, make payment of as much of the remaining amount of such required payment as it legally may until it has made such payment in its entirety. For the avoidance of doubt, such partial payments shall not reduce or waive the rights of the Holders hereunder.

(e) The words "hereby", "herein", "hereof", "hereunder" and words of similar import refer to this Certificate as a whole and not merely to the specific section, paragraph or clause in which such word appears. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The definitions given for terms in Section 2 and elsewhere in this Certificate shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.

(f) Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of any certificate evidencing any Series A Preferred Stock owned by a Holder and (in the case of loss, theft or destruction) of an unsecured indemnity satisfactory to it, and upon reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of such certificate, if mutilated, the Company will make and deliver in lieu of such certificate a new certificate of like tenor and for the number of securities evidenced by such certificate which remains outstanding.

(g) Any of the terms of this Certificate may be amended or rights of the Holders set forth herein (including, without limitation, any rights to notices, adjustments or otherwise) may be waived by (i) any Holder with respect to such Holder, provided that such waiver is in writing and executed by such Holder, and (ii) the written consent of the Required Holders with respect to all Holders, and such amendment or waiver shall be binding on all Holders; provided, however, prior to the effective date of an amendment to this Certificate approved by the Required Holders which amendment amends the Applicable Terms, the Company shall give each Holder five (5) Business Days' notice to permit such Holder to convert such Holder's shares of Series A Preferred Stock pursuant to Section 7(a) herein, subject to any limitations in this Certificate on the number of shares of Series A Preferred Stock that may be converted. Notwithstanding the foregoing, the Required Holders shall not amend the foregoing proviso without the consent of each Holder affected thereby.

12. Tax Withholdings and Certain Other Matters.

(a) The Company may withhold from or pay on behalf of any Holder the amount of federal, state, local or foreign taxes that the Company shall reasonably believe the Company is required to withhold or pay with respect to such Holder's interest in the Company and/or any amount payable, distributable or allocable to such Holder pursuant to this Certificate, including, without limitation, any taxes required to be paid by the Company pursuant to Code Sections 1441, 1442 or 1445 and any taxes imposed by any state or other taxing jurisdiction on the Company as an entity. Without limiting the foregoing, the Company shall be entitled to withhold (and remit to the appropriate governmental authority), from amounts otherwise distributable or payable to a Holder, any taxes that such Holder notifies the Company in writing should be withheld, which notice shall be given by any Holder who becomes aware of any withholding obligation to which it is subject and shall specifically set forth, inter alia, the rate at which tax should be withheld and the name and address to which any amounts withheld should be remitted.

(b) Each Holder agrees to cooperate fully with all efforts of the Company to comply with its tax withholding and information reporting obligations and agrees to provide the Company with such information as the Company may reasonably request from time to time in connection with such obligations.

(c) Except as otherwise provided in this Certificate, if the Company is obligated to pay any amount to a governmental authority (or otherwise makes a payment to a governmental authority) that is specifically attributable to a Holder or a Holder's status as the holder of Capital Stock of the Company or a Subsidiary (including federal, state or foreign withholding taxes, state personal property taxes, and state unincorporated business taxes), then such person shall indemnify the Company in full for the entire amount paid and/or required to be paid (including interest, penalties and related expenses). The Company may offset distributions and other payments to which a person is entitled under this Certificate or otherwise against such person's obligation to indemnify the Company under this Section 12. A Holder's obligation to indemnify the Company under this Section 12 shall survive the termination, dissolution, liquidation and winding up of the Company, and, for purposes of this Section 12, the Company shall be treated as continuing in existence. The Company may pursue and enforce all rights and remedies it may have against each Holder under this Section 12, including instituting a lawsuit to collect such indemnification payment with interest calculated at the applicable federal rate determined from time to time under Code Section 7872(f)(2) (or any successor provision thereto) (but not in excess of the highest rate per annum permitted by law).

State of Delaware
Secretary of State
Division of Corporations
Delivered 04:49 PM 05/12/2014
FILED 04:46 PM 05/12/2014
SRV 140611620 - 2205300 FILE

CERTIFICATE OF CORRECTION OF CERTIFICATE OF DESIGNATION OF SERIES A CONVERTIBLE PREFERRED STOCK

OF

MILESTONE SCIENTIFIC INC.

Milestone Scientific Inc. (hereinafter called the "corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify:

1. The name of the corporation is Milestone Scientific Inc.

2. The Certificate of Designation of Series A Convertible Preferred Stock of the corporation, which was filed by the Secretary of State of Delaware on May 6, 2014, is hereby corrected.

3. The inaccuracy or defect to be corrected in said instrument is as follows:

The definitions in Section 2 of Annex I with respect to the following terms need to be corrected:

- (ff) "Investment Agreement";
- (gg) "Investor Group";
- (rr) "Original Issue Date"; and
- (yy) "Registration Rights Agreement".

4. The portion of the instrument in corrected form is as follows:

- (ff) "Investment Agreement" means that certain Investment Agreement, dated April 15, 2014, by and among the Company and the purchasers named therein, as the same may be amended from time to time.;
- (gg) "Investor Group" means, collectively, Innovest Spa, BP4 Srl and their respective Affiliates other than any of their Affiliates that is a "portfolio company" (as such term is customarily used among private equity investors).
- (rr) "Original Issue Date" means May 14, 2014.; and
- (yy) "Registration Rights Agreement" means that certain Registration Rights Agreement, dated May 14, 2014, between the Company and the signatories thereto relating to the Series A Preferred Stock , as the same may be amended from time to time.

Executed on this 12th day of May 2014.

MILESTONE SCIENTIFIC INC.

/s/Leonard Osser
Name: Leonard Osser
Title: Chief Executive Officer

State of Delaware
Secretary of State
Division of Corporations
Delivered 12:32 PM 12/19/2019
FILED 12:32 PM 12/19/2019
SR 20198753522 - File Number 2205300

CERTIFICATE OF AMENDMENT

OF

RESTATED CERTIFICATE OF INCORPORATION

OF

MILESTONE SCIENTIFIC INC.

The corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware does hereby certify:

FIRST: That at a meeting of the Board of Directors of Milestone Scientific Inc. resolutions were duly adopted setting forth a proposed amendment of the Restated Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Restated Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered "FOURTH" so that, as amended, said Article shall be and read as follows:

FOURTH: The total number of shares which this corporation shall have authority to issue is 80,000,000 shares, consisting of (i) 75,000,000 shares of common stock, $.001 par value per share (the "Common Stock") and (ii) 5,000,000 shares of preferred stock, $.001 par value per share (the "Preferred Stock"). The Board of Directors, in the exercise of its discretion, is authorized to issue the undesignated Preferred Stock in one or more series, to determine the powers, preferences and rights, and qualifications, limitations or restrictions, granted to or imposed upon any wholly unissued series of undesignated Preferred Stock, and to fix the number of shares constituting any series and the designation of such series, without any further vote or action by the stockholders.

SECOND: That thereafter, pursuant to resolution of its Board of Directors, the annual meeting of the stockholders of said corporation was duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said corporation has caused this certificate to be signed this 19th day of December, 2019.

By: /s/ Joseph D'Agostino
Authorized Officer

Title: Chief Financial Officer

Name: Joseph D'Agostino

State of Delaware
Secretary of State
Division of Corporations
Delivered 11:27 AM 12/09/2020
FILED 11:27 AM 12/09/2020
SR 20208598997 - File Number 2205300

CERTIFICATE OF AMENDMENT
OF
RESTATED CERTIFICATE OF INCORPORATION
OF
MILESTONE SCIENTIFIC INC.

The corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware does hereby certify:

FIRST: That at a meeting of the Board of Directors of Milestone Scientific Inc. resolutions were duly adopted setting forth a proposed amendment of the Restated Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Restated Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered "FOURTH" so that, as amended, said Article shall be and read as follows:

FOURTH: The total number of shares which this corporation shall have authority to issue is 90,000,000 shares, consisting of (i) 85,000,000 shares of common stock, $.001 par value per share (the "Common Stock") and (ii) 5,000,000 shares of preferred stock, $.001 par value per share (the "Preferred Stock"). The Board of Directors, in the exercise of its discretion, is authorized to issue the undesignated Preferred Stock in one or more series, to determine the powers, preferences and rights, and qualifications, limitations or restrictions, granted to or imposed upon any wholly unissued series of undesignated Preferred Stock, and to fix the number of shares constituting any series and the designation of such series, without any further vote or action by the stockholders.

SECOND: That thereafter, pursuant to resolution of its Board of Directors, the annual meeting of the stockholders of said corporation was duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said corporation has caused this certificate to be signed this 9th day of December, 2020.

By: /s/ Joseph D'Agostino
Authorized Officer

Title: Chief Financial Officer

Name: Joseph D'Agostino

State of Delaware
Secretary of State
Division of Corporations
Delivered 11:40 AM 06/11/2021
FILED 11:40 AM 06/11/2021
SR 20212423907 - File Number 2205300

CERTIFICATE OF AMENDMENT

OF

RESTATED CERTIFICATE OF INCORPORATION

OF

MILESTONE SCIENTIFIC INC.

The corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware does hereby certify:

FIRST: That at a meeting of the Board of Directors of Milestone Scientific Inc. resolutions were duly adopted setting forth a proposed amendment of the Restated Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Restated Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered "FOURTH" so that, as amended, said Article shall be and read as follows:

FOURTH: The total number of shares which this corporation shall have authority to issue is 105,000,000 shares, consisting of (i) 100,000,000 shares of common stock, $.001 par value per share (the "Common Stock") and (ii) 5,000,000 shares of preferred stock, $.001 par value per share (the "Preferred Stock"). The Board of Directors, in the exercise of its discretion, is authorized to issue the undesignated Preferred Stock in one or more series, to determine the powers, preferences and rights, and qualifications, limitations or restrictions, granted to or imposed upon any wholly unissued series of undesignated Preferred Stock, and to fix the number of shares constituting any series and the designation of such series, without any further vote or action by the stockholders.

SECOND: That thereafter, pursuant to resolution of its Board of Directors, the annual meeting of the stockholders of said corporation was duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said corporation has caused this certificate to be signed this 11th day of June, 2021.

By: /s/ Scott L. Kahn
Authorized Officer

Title: Chief Financial Officer

Name: Scott L. Kahn

STATE OF DELAWARE
CERTIFICATE FOR REVIVAL OF CHARTER

The corporation organized under the laws of the State of Delaware, the charter of which was voided for non-payment of taxes and/or for failure to file a complete annual report, now desires to procure a revival of its charter pursuant to Section 312 of the General Corporation Law of the State of Delaware, and hereby certifies as follows:

1. The name of the corporation is Milestone Scientific Inc.

and, if different, the name under which the corporation was originally incorporated U.S. Opportunity Search, Inc..

2. The Registered Office of the corporation in the State of Delaware is located at 251 Little Falls Drive (street), in the City of Wilmington, County of New Castle Zip Code 19808. The name of the Registered Agent at such address upon whom process against this Corporation may be served is Corporation Service Company.

3. The date of filing of the Corporation's original Certificate of Incorporation in Delaware was 8/17/1989.

4. The corporation desiring to be revived and so reviving its certificate of incorporation was organized under the laws of this State.

5. The corporation was duly organized and carried on the business authorized by its charter until the 1st day of March A.D. 2022, at which time its charter became inoperative and void for non-payment of taxes and/or failure to file a complete annual report and the certificate for revival is filed by authority of the duly elected directors of the corporation in accordance with the laws of the State of Delaware.

By: [signature]
Authorized Officer

Name: J.A. Yanstrahas
Print or Type

State of Delaware
Secretary of State
Division of Corporations
Delivered 01:51 PM 01/20/2023
FILED 01:51 PM 01/20/2023
SR 20230206983 - File Number 2205300

CERTIFICATE OF AMENDMENT
OF
RESTATED CERTIFICATE OF INCORPORATION
OF
MILESTONE SCIENTIFIC INC.

The corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware does hereby certify:

FIRST: That at a meeting of the Board of Directors of Milestone Scientific Inc. resolutions were duly adopted setting forth a proposed amendment of the Restate Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Restated Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered "FOURTH" so that, as amended, said Article shall be and read as follows:

FOURTH: The total number of shares which this corporation shall have authority to issue is 130,000,000 shares, consisting of (i) 125,000,000 shares of common stock, $.001 par value per share (the "Common Stock") and (ii) 5,000,000 shares of preferred stock, $.001 par value per share (the "Preferred Stock"). The Board of Directors, in the exercise of its discretion, is authorized to issue the undesignated Preferred Stock in one or more series, to determine the powers, preferences and rights, and qualifications, limitations or restrictions, granted to or imposed upon any wholly unissued series of undesignated Preferred Stock, and to fix the number of shares constituting any series and the designation of such series, without any further vote or action by the stockholders.

SECOND: That therefore, pursuant to resolution of its Board of Directors, the annual meeting of the stockholders of said corporation was duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said corporation has caused this certificate to be signed this 10th day of March, 2026.

MILESTONE SCIENTIFIC INC.

By: /s/ Eric Hines
Name: Eric Hines
Title: President & Chief Executive Officer

State of Delaware
Secretary of State
Division of Corporations
Delivered 12:44 PM 03/10/2026
FILED 12:44 PM 03/10/2026
SR 20261112791 - File Number 2205300

CERTIFICATE OF AMENDMENT
OF
RESTATED CERTIFICATE OF INCORPORATION
OF
MILESTONE SCIENTIFIC INC.

The corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware does hereby certify:

FIRST: That at a meeting of the Board of Directors of Milestone Scientific Inc. resolutions were duly adopted setting forth a proposed amendment of the Restated Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Restated Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered "FOURTH" so that, as amended, said Article shall be and read as follows:

FOURTH: The total number of shares which this corporation shall have authority to issue is 140,000,000 shares, consisting of (i) 135,000,000 shares of common stock, $.001 par value per share (the "Common Stock") and (ii) 5,000,000 shares of preferred stock, $.001 par value per share (the "Preferred Stock"). The Board of Directors, in the exercise of its discretion, is authorized to issue the undesignated Preferred Stock in one or more series, to determine the powers, preferences and rights, and qualifications, limitations or restrictions, granted to or imposed upon any wholly unissued series of undesignated Preferred Stock, and to fix the number of shares constituting any series and the designation of such series, without any further vote or action by the stockholders.

SECOND: That therefore, pursuant to resolution of its Board of Directors, the annual meeting of the stockholders of said corporation was duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said corporation has caused this certificate to be signed this 3rd day of August, 2026.

MILESTONE SCIENTIFIC INC.

By: /s/ Eric Hines
Name: Eric Hines
Title: President & Chief Executive Officer

State of Delaware
Secretary of State
Division of Corporations
Delivered 12:13 PM 08/04/2026
FILED 12:13 PM 08/04/2026
SR 20263945982 - File Number 2205300